      As filed with the Securities and Exchange Commission on May 4, 2000

                                                           Registration No. 333-

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            CHEVY CHASE BANK, F.S.B.
             (Exact name of registrant as specified in its charter)

                United States                                  52-0897004
   (State or other jurisdiction of incorporation             (I.R.S. Employer
               or organization)                          Identification Number)


                             8401 Connecticut Avenue
                           Chevy Chase, Maryland 20815
                                 (301) 986-7000
                   (Address, including zip code and telephone
              number including area code, or registrant's principal
                               executive offices)

                                   Copies to:

            M. David Krohn, Esq.                    Chris DiAngelo, Esq.
     Shaw, Pittman, Potts & Trowbridge              Dewey Ballantine LLP
            2300 N. Street, N.W.                     1301 Sixth Avenue
           Washington, D.C. 20037                 New York, New York 10019
               (202) 663-8000                          (212) 259-6718


(Name, address, including zip code and telephone number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: From time to time on or after the date this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
 1933, other than securities offered only in connection with dividend interest reimbursement plans, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                Proposed Maximum       Proposed Maximum
Title of Each Class of         Amount to be    Offering Price Per     Aggregate Offering         Amount of
Notes to be Registered          Registered           Note(1)               Price(1)             Registration Fee
----------------------------------------------------------------------------------------------------------------
Asset Backed Securities         $1,000,000            100%                $1,000,000           $264.00 (paid)
================================================================================================================

     (1)  Estimated solely for the purpose of calculating the registration fee.

     The registrant hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
     Section  8(a) of the  Securities  Act of 1933,  as  amended,  or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                            CHEVY CHASE BANK, F.S.B.

                              CROSS REFERENCE SHEET

Item                                                 Caption in Prospectus
No.     Name and Caption in Form S-3                and Prospectus Supplement
---     ----------------------------                -------------------------
1.   Forepart of the Registration                 Forepart of the Registration Statement;
     Statement and Outside Front Cover            Front Cover Page of Prospectus; Front
     Page of Prospectus                           Cover Page of Prospectus Supplement;
                                                  Cross Reference Sheet

2.   Inside Front and Outside Back Cover          Inside Front Cover and Outside Back
     Pages of the Prospectus                      Cover Pages of Prospectus; Inside Front
                                                  Cover Page of Prospectus Supplement;
                                                  Important Notice About the Information
                                                  Presented in this Prospectus and the
                                                  Accompanying Prospectus Supplement;
                                                  Table of Contents

3.   Summary Information; Risk Factors            Prospectus Summary; Risk Factors;
     and Ratio of Earnings to Fixed               Certain Legal Matters
     Charges

4.   Use of Proceeds                              Use of Proceeds

5.   Determination of Offering Price              *

6.   Dilution                                     *

7.   Selling Security Holders                     *

8.   Plan of Distribution                         Methods of Distribution

9.   Description of Securities to be              Prospectus Summary; Description of the
     Registered                                   Notes; Material Federal Income Tax
                                                  Consequences

10.  Interest of Named Experts and Counsel        *

11.  Material Changes                             *

12.  Incorporation of Certain Information by      Where You Can Find More Information
     Reference

13.  Disclosure of Commission Position on         *
     Indemnification  for Securities Act
     Liabilities

*    Not Applicable

PROSPECTUS

                       Chevy Chase Auto Receivables Trusts
                               Asset Backed Notes
                            Asset Backed Certificates

                                  -----------


You are encouraged to read the section entitled "Risk Factors" on page __ of this prospectus and consider these factors before making a decision to invest in these securities.

These securities are auto receivable asset-backed securities which represent interests in or obligations of the trust issuing a series of securities and are not interests in or obligations of any other person or entity.

Neither these securities nor the auto loans will be insured or guaranteed by any governmental agency or instrumentality.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of these securities.

The Securities--

o    will be issued from time to time in series;

o    will be issued by trusts established by Chevy Chase Bank, F.S.B.;

o    will be backed by a pool of auto loans held by the issuing trust;

o will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and

o may have the benefit of one or more forms of credit enhancement, such as insurance policies, overcollateralization, subordination or reserve funds.

The Assets--

The assets of each trust will primarily consist of a pool of auto loans, funds on deposit in one or more accounts and forms of credit support described in this prospectus and in the prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.



                 The date of this prospectus is __________, 2000

  Important Information about the Information Presented in this Prospectus and the Accompanying Prospectus Supplement

     We provide information to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities, and (2) the prospectus supplement, which describes the specific terms of your series of securities.

     This prospectus by itself does not contain complete information about the offering of your securities; the balance of that information is contained in the prospectus supplement. We suggest that you read both this prospectus and the prospectus supplement in full. We cannot sell the securities to you unless you have received both this prospectus and the prospectus supplement.

                                Table of Contents

                                              Page


Summary of Terms................................1

Risk Factors....................................4

Trust Assets....................................9

The Trustee.....................................9

Use of Proceeds.................................9

The Lenders....................................10
     General...................................10

The Automobile Financing Business of
 the Lenders ..................................10
     Underwriting Procedures...................10
     Selection Criteria........................11
     Payment Terms of the Auto Loans...........11
     Insurance.................................12

Description of the Securities..................12
     Material Provisions of the Securities.....12
     General Payment Terms of Securities.......14
     Payment Date Distributions................14
     Determination of Principal and
      Interest on the Securities...............15
     Soft Bullets..............................15
     Fixed Rate Securities.....................16
     Floating Rate Securities..................16
     Indexed Securities........................16
     Scheduled Amortization Securities;
      Companion Securities.....................17
     Maturity and Prepayment Considerations....18
     Yield Considerations......................18
     Book-Entry Registration...................19
     Definitive Securities.....................23
     Credit and Cash Flow Enhancements.........24

The Trust Documents............................25
     Sale of Auto Loans by the Lenders to
      the Trust................................25
     Representation and Warranties of the
      Lenders; Repurchase Obligation...........26
     Accounts..................................27
         Collection account....................27
         Distribution account..................27
         Yield Maintenance Account.............27
     Mandatory Repurchase of Auto Loans........28
     Master Trusts.............................29
         Master Trust New Issuances............29
         Conditions for a Master Trust New
          Issuance ............................30
     The Servicer..............................31
     Servicing Procedures......................31
     Servicer Covenants........................32
     Defaulted Auto Loans......................32
     Servicing Compensation and
      Payment of Expenses......................33
     Indemnification...........................33
     Evidence as to Compliance.................33
     Certain Matters Regarding the Servicer....34
     Servicer Default..........................34
     Removal of the Servicer...................35
     Amendment.................................35
     Events of Default.........................36
     Rights upon an Event of Default...........37
     Certain Covenants of Each Trust...........38
     Certain Matters Regarding the
      Trustee and the Trust....................39
     Limitation on Liability of the Trustee....39
     Resignation of Trustee....................40

     Termination...............................40

Legal Aspects Of The Auto Loans................41
     Security Interest in Vehicles.............41
     Repossession..............................42
     Notice of Sale; Redemption Rights.........43
     Deficiency Judgments and Excess Proceeds..43
     Consumer Protection Laws..................44
     Soldiers' and Sailors' Civil Relief Act
      of 1940..................................45
     Other Limitations.........................45

Material Federal Income Tax Considerations.....45
     General...................................45
     Grantor Trust Securities..................46
     Debt Securities...........................48
     Partnership Interests.....................49
     FASIT Securities..........................51
     Discount and Premium......................54
     Backup Withholding and Information
      Reporting................................58
     Foreign Investors.........................58

State Tax Considerations.......................59

ERISA Considerations...........................60
     General...................................60
     ERISA Considerations regarding
      Securities which are Certificates........60
     ERISA Considerations regarding
      Securities which are Notes...............62
     Consultation With Counsel.................63

Methods of Distribution........................64

Legal Matters..................................65

Clearance, Settlement and Tax
  Documentation Procedures .....................1

                                Summary of Terms

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, we suggest that you carefully read this entire prospectus and the accompanying prospectus supplement.

The Trusts

Each series of securities will be issued by a separate trust.

The Bank

Chevy Chase Bank, F.S.B., or the bank, is a federal chartered stock savings bank. The bank's principal executive offices are located at 8401 Connecticut Avenue Chevy Chase, Maryland 20815.

The auto loans held by each trust will have been originated or purchased by the bank or its subsidiary, Consumer Finance Corporation, or CFC. We refer to the bank or Consumer Finance Corporation as the lenders in this prospectus.

The bank is a lender to borrowers of "prime" credit quality; CFC is a "non-prime" lender.

The Securities

The securities of a series may be issued in one or more classes, as specified in the prospectus supplement. One or more classes of securities:

o may be entitled to receive distributions only of principal, only of interest or any combination of principal and interest;

o may be subordinated in right to receive distributions of principal and interest to one or more other classes of the same series throughout the life of the securities or during specified time periods;

o may be entitled to receive distributions only after a specified period of time has passed, a specified amount of principal has been paid down, or a specified percentage of credit enhancement has built up; this could take the form of a lockout feature, in which a class receives no principal distributions for an initial period, then receives all or a portion of the principal distributions during a subsequent period;

o may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the issuing trust;

o    may be entitled to receive interest at a fixed rate or a variable rate; and

o may have a balance that may decrease based on the amortization of auto loans or increase based on principal collections used to purchase additional auto loans or classes of securities.

The timing and amounts of distributions may vary among classes, over time, or otherwise as specified in the prospectus supplement.

Classes of interest only and principal only securities are subject to special investment risks that are a function of how quickly principal payments are received on the underlying pool of auto loans, optional or mandatory prepayment features of the securities, and the price paid for the securities. Investors in these types of securities could lose their investment. The ratings assigned to these securities frequently will not address these risks, so a substantial loss may not be inconsistent with a high rating. These interest only and principal only securities are appropriate investments only for sophisticated investors who are able to independently assess the risks of their investment.

Trust Property

Each trust will hold:

o a pool of auto loans, each of which will be secured by new or used automobiles, vans and light duty trucks;

o    amounts held in trust accounts; and

o    forms of credit support, if applicable.

You will find a description of the pool of auto loans in the prospectus supplement. If a trust has not purchased all of the auto loans at the time you purchase your securities, it will purchase the remainder from the lenders over a period specified in the prospectus supplement. Some trusts may, during a specified time period, use principal collections on its auto loans to purchase additional auto loans.

Credit Enhancement

Credit enhancement refers to a mechanism that is intended to protect the owners of securities against losses due to defaults on the auto loans. A series of securities, or some of the classes within the series, may have the benefit of one or more types of credit enhancement such as the following:

o the use of excess interest to cover losses and to distribute as principal to create overcollateralization;

o the subordination of distributions on the lower classes of securities to the required distributions of more senior classes of securities;

o the allocation of losses on the auto loans to the lower classes of securities;

o the use of cross support, reserve funds, financial guarantee insurance policies, guarantees, letters of credit and similar instruments and arrangements;

o swaps (including currency swaps) and other derivative instruments and interest rate protection agreements;

o    repurchase or put obligations;

o    a yield maintenance account or other yield supplement agreements; and

o    other arrangements similar to those described above.

The protection against losses afforded by any credit enhancement will be limited in the manner described in the prospectus supplement.

Pre-Funding Feature

A trust may enter into agreements with the lenders, in which the lenders will sell additional auto loans to the trust after the securities are issued. The transfer of auto loans after the date the securities are issued is known as the pre-funding feature. Any subsequent auto loans will be required to conform to the requirements described in the prospectus supplement. If the pre-funding feature is used, the trustee will be required to deposit all or a portion of the proceeds of the sale of the securities of the series in a segregated account. The subsequent auto loans will be transferred to the trust in exchange for money released from the segregated account. These transfers must occur within a specified period, not to exceed one year. If a trust elects federal income treatment as a grantor trust, the pre-funding period will be limited to three months. If all of the monies originally deposited in the account are not used by the end of the specified period, all remaining monies will be applied as a mandatory prepayment of a class or classes of securities.

Federal Income
Tax Considerations

The securities of each series will, for federal income tax purposes, constitute one of the following:

o interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code;

o    debt secured by the underlying auto loans;

o    interests in a trust which is treated as a partnership; or

o regular interests or high-yield interests in a trust treated as a financial asset securitization investment conduit or FASIT under the Internal Revenue Code.

We suggest that you review "Material Federal Income Tax Considerations" beginning on page [__] in this prospectus and in the prospectus supplement. In addition, you should consult your own tax advisor concerning your investment.

ERISA Considerations

A fiduciary of a pension, profit sharing or other employee benefit plan may wish to review with its legal advisors whether the purchase, holding or disposition of securities could give rise to a prohibited transaction under ERISA, or the Internal Revenue Code, and whether an exemption from the prohibited transaction rules is available. We suggest that you review "ERISA Considerations" beginning on page [__] in this prospectus and in the prospectus supplement.

Rating

Each class of securities offered by a prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized statistical rating agency.

                                  Risk Factors

     You should consider the following risk factors prior to any purchase of any class of securities. You should also consider the information under the caption "Risk Factors" in the accompanying prospectus supplement.

You may not be able to sell your securities, and may have to hold your securities to maturity even though you may want to sell them.

A secondary market for these securities is unlikely to develop. If it does develop, it may not provide you with sufficient liquidity of investment or continue for the life of these securities. The underwriters may establish a secondary market in the securities, although no underwriter will be obligated to do so. The securities are not expected to be listed on any securities exchange or quoted in the automated quotation system of a registered securities association.

Issuance of the securities in book-entry form may also reduce the liquidity in the secondary trading market, since some investors may be unwilling to purchase securities for which they cannot obtain definitive physical securities.

Prepayments on the auto loans could cause you to be paid earlier than you expect, which may adversely affect your yield to maturity.

o The yield to maturity of the securities may be adversely affected by a higher or lower than anticipated rate of prepayments on the auto loans. If you purchase a security at a premium based on your expectations as to its maturity or weighted average life, and the security pays principal more quickly than you expected, your yield will be reduced. In addition, if you purchase a security at a discount based on your expectations as to its maturity or weighted average life, and the security pays principal more slowly than you expected, your yield will be lower than you anticipated.

o The yield to maturity on interest only securities will be extremely sensitive to the rate of prepayments on the auto loans. If the auto loans prepay very quickly the yield on an interest-only security could be dramatically reduced.

o    The auto loans may be prepaid in full or in part at any time.

o We cannot predict the rate of prepayments of the loans, which is influenced by a wide variety of economic, social and other factors, including prevailing interest rates, the availability of alternative financing, local and regional economic conditions and certain natural disasters such as floods, hurricanes, earthquakes and tornadoes. Therefore, we can give no assurance as to the level of prepayments that a trust will experience.

o One or more classes of securities of any series may be subject to optional or mandatory redemption in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the auto loans or the securities is less than a specified amount or percentage.

o Since prevailing interest rates are subject to fluctuation, there can be no assurance that you will be able to reinvest these amounts at a yield equaling or exceeding the yield on your securities. You will bear the risk of reinvesting unscheduled distributions resulting from a redemption.

Non-prime auto loan pools will incur higher losses than prime auto loan pools.

Some or all of the assets of a trust may consist of non-prime auto loans. A loan is usually considered non-prime because the borrower has limited income, past credit problems, such as prior bankruptcy or a history of delinquent payments on other debt, or a limited or no credit history. Non-prime loans generally experience a higher rate of delinquency and loss than prime loans.

The added risk presented by non-prime auto loans is considered in structuring the issuances of securities. However, we can give no assurance that the structure established will be adequate to prevent losses to some or all of the securityholders.

Used vehicles included in the auto loan pool may incur higher losses than new autos.

Some or all of the assets of a trust may consist of loans to finance the purchase of used vehicles. Loans for used vehicles may be either prime or non-prime loans. Because the value of a used vehicle is more difficult to determine, upon sale of a repossessed vehicle, a greater loss may be incurred.

Security interests may not be perfected, which could allow others superior rights to the trust assets.

The certificates of title for the financed vehicles may be held by the servicer. The servicer may use the facilities of a third party, off-site document retention service to store the loan contracts or the physical certificates of title. The certificates of title may not be endorsed or amended to identify the secured party. Because this will not be done, the security interests may be defeated through fraud, forgery, negligence or error and will not be perfected in every state. If someone has a security interest in a vehicle that is superior to the interest of the trustee, you could experience delays in payments or a loss on your investment in the securities.

State and federal credit protection laws may limit collection of principal and interest on the auto loans.

Auto lending is regulated at both the federal and state levels and violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the amounts due on the auto loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust, as the owner of the auto loan, to claims for damages and to administrative enforcement. The occurrence of any of the foregoing could cause losses on your securities.

Defaulted auto loans may result in a delay in payments to securityholders and a loss of your investment.

In the event that the bank or the servicer must repossess and dispose of vehicles to recover scheduled payments due on defaulted auto loans, the trust may not realize the full amount due on an auto loan, or may not realize the full amount on a timely basis. Other factors that may affect the ability of the trust to realize the full amount due on an auto loan include whether endorsements or amendments to certificates of title relating to the vehicles had been filed or such certificates have been delivered to the trustee, whether financing statements to perfect the security interest in the auto loans had been filed, depreciation, obsolescence, damage or loss of any vehicle, and the application of federal and state bankruptcy and insolvency laws. As a result, you may be subject to delays in receiving payments and suffer loss of your investment in the securities.

Insolvency of either of the lenders may reduce or delay payments to securityholders.

In some circumstances, an insolvency of the lenders may delay or reduce payments to securityholders. The bank, as a depositary institution, the deposits of which are insured by the Federal Deposit Insurance Corporation, is not subject to the federal bankruptcy laws, but rather to federal laws governing bank insolvency. These laws require that the FDIC become the receiver of the bank in the event of its insolvency. CFC is subject to the federal bankruptcy laws. In the event of the insolvency of either lender, the FDIC, a court or bankruptcy trustee could conclude that the lender still owns the auto loans or that the bank, CFC and the trust are all a single entity for bankruptcy purposes. If a court or bankruptcy trustee would reach either of these conclusions, you could experience delays in payments or a loss on your investment in the securities. We have taken steps in structuring the transactions contemplated by this prospectus to minimize these risks.


Securityholders have no recourse against the lenders or the FDIC for losses.

There is no recourse for losses on these securities against either lender. The securities represent obligations solely of the issuing trust. No securities will be guaranteed by the lenders, the FDIC, or the trustee. Consequently, if payments on the auto loans, and to the extent available, any credit enhancement, are insufficient to pay the securities in full, you have no rights to obtain payment from either lender, the FDIC, or the trustee.

Insurance on vehicles may not be maintained, which may lead to losses on the auto loans.

At the time the lenders originate the auto loans they require that the borrowers have theft and damage insurance on the vehicles. There can be no assurance that the borrower will maintain the insurance coverage on the vehicle. The servicer will not obtain insurance coverage without the consent of the borrower if it learns that a vehicle is uninsured. If an uninsured loss occurs and the borrower defaults on the auto loan at a time when the credit enhancement is not sufficient to ensure payments are made to securityholders, securityholders may be subject to a delay in receiving payments or a loss on their investment in the securities.

The ratings assigned to your securities by the rating agencies may be lowered or withdrawn at any time, which may affect your ability to sell your securities.

The ratings assigned to the securities will be based on, among other things, the adequacy of the assets of the trust and any credit enhancement for a series of securities. Any rating which is assigned may not remain in effect for any given period of time or may be lowered or withdrawn entirely by the rating agencies if, in their judgment, circumstances in the future so warrant. Ratings may also be lowered or withdrawn because of an adverse change in the financial or other condition of a provider of credit enhancement or a change in the rating of a credit enhancement provider's long term debt at any time, which may affect your ability to sell your securities.

Inability of the bank or CFC to purchase auto loans from the trust when a representation or warranty is breached may cause your payments to be reduced or delayed.

If a representation and warranty concerning an auto loan is breached, the transaction documents require either of the bank or CFC to purchase the loan from the trust. If either of the bank or CFC is unable to purchase such auto loans and no other party is obligated to perform or satisfy these obligations, you may experience delays in receiving payments and losses.

Subordination of certain securities may result in reduced payments to those securities.

Distributions on one or more classes of securities of a series may be subordinated in priority of payment to distributions on one or more other classes of securities. Subordination of a class of securities has the effect of increasing the likelihood of payment on the senior classes of securities in that series and decreasing the likelihood of payment on that subordinated class of securities.

Credit enhancement, if provided, will be limited in both amount and scope of coverage, and may not be sufficient to cover all losses or risks on your investment.

Credit enhancement may be provided in limited amounts to cover some, but not all, types of losses on the auto loans and may reduce over time in accordance with a schedule or formula. Furthermore, credit enhancement may provide only very limited coverage as to some types of losses, and may provide no coverage as to other types of losses. Credit enhancement does not guarantee any specified rate of prepayments, which is one of the principal risks of your investment. The amount and types of credit enhancement coverage, the identification of any entity providing the credit enhancement, the terms of any subordination and any other information will be described in the accompanying prospectus supplement.

The historical levels of delinquencies and losses experienced by a lender may change significantly in the future.

There can be no assurance that the historical levels of delinquencies and losses experienced by a lender on its respective loan and vehicle portfolio will be indicative of the performance of the auto loans included in a trust or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the local, regional or national economies or other events.

A series issued by a master trust may adversely affect the timing or amount of payments received by securityholders of another series issued by the same master trust.

A master trust may issue from time to time more than one series. While the terms of any additional series will be specified in a supplement to the related master trust agreement, the provisions of such supplement and, therefore, the terms of any additional series, will not be subject to prior review by, or consent of, holders of the securities of any series previously issued by a master trust. The obligation of the trustee to issue any new series is subject to the condition that such issuance will not result in any rating agency reducing or withdrawing its rating of the securities of any outstanding series. There can be no assurance, however, that the terms of any series might not have an impact on the timing or amount of payments received by a securityholder of another series issued by the same master trust.

Book-entry registration may reduce the liquidity of the securities.

Since transactions in the securities, in most cases can be effected only through DTC, Clearstream, Luxembourg, Euroclear, participating organizations, indirect participants and certain banks, your ability to pledge securities to persons or entities that do not participate in the DTC, Clearstream, Luxembourg or Euroclear systems, or otherwise to take actions in respect of those securities, may be limited due to lack of a physical certificate representing such securities.

Potential delays in receipt of payments on the securities.

You may experience some delay in receipt of payments of interest of and principal on the securities because such payments will be forwarded by the trustee to DTC and DTC will credit such payments to the accounts of its participants, which will thereafter credit them to your accounts either directly or indirectly through indirect participants.

Because the ratings of the securities are dependent upon creditworthiness of the credit enhancement provider, a downgrade of the credit enhancement provider could cause a downgrade of the securities.

The ratings of securities enhanced by a credit enhancement provider will depend primarily on the creditworthiness of the credit enhancement provider. There is a risk that any reduction in any of the credit enhancement provider's financial strength ratings could result in a reduction of the ratings on the securities.

                                  Trust Assets

     We will establish a separate trust to issue each series of securities. The securities will be backed by the property of that issuing trust. The primary asset of each trust will be a pool of auto loans originated or purchased and serviced by the lenders.

     The property of each trust will include:

     o the pool of auto loans for new and used automobiles, vans and light duty trucks;

     o    any amounts in the accounts established for that trust;

     o    security interests in the financed vehicles;

     o rights to proceeds from insurance policies covering the borrowers or the financed vehicles; and

     o rights against one or both of the lenders for breaches of representations or warranties relating to the auto loans.

                                   The Trustee

     The trustee for each trust will be named in the accompanying prospectus supplement. The trustee's liability in connection with the issuance and sale of the securities is limited to the express obligations of that trustee set out in the trust documents. A trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. In addition, if the trustee ceases to be eligible as trustee pursuant to the trust documents or it becomes insolvent, the trustee may be removed. Any resignation or removal of a trustee will not become effective until acceptance of the appointment by the successor trustee.

                                 Use of Proceeds

     The net proceeds received from the sale of the securities of a given series will be used by the lenders for:

     o    the origination or purchase of additional auto loans;

     o    repayment of indebtedness; and

     o    general working capital purposes.

                                   The Lenders

General

     The bank, which is one of the lenders, is a federally chartered stock savings bank. The bank's home office is located at 7926 Jones Branch Drive, McLean, Virginia 22102, and its principal executive offices are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815. Its telephone number is (301) 986-7000. The bank is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision within the Department of the Treasury and by the FDIC. Deposits at the bank are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund, which is administered by the FDIC. Please refer to the prospectus supplement for the particular series of securities for further information regarding the bank, its assets, capitalization, and regulatory status and the effect of current legislation.

     The other lender, CFC, is a wholly-owned subsidiary of the bank, formed in December 1994 for the purpose of providing automobile financing to applicants who may have experienced certain adverse credit events.


                The Automobile Financing Business of the Lenders

Underwriting Procedures

     Each lender originates or purchases the auto loans after it has reviewed each auto loan in accordance with its established underwriting procedures. The prospectus supplement for your series will describe each lender's underwriting procedures in detail; however, some of the current underwriting practices of the lenders are noted below.

     The underwriting procedures of the lenders are designed to provide a basis for assessing the borrower's ability and willingness to repay the loan. In conducting this assessment, the lenders consider the borrower's ratio of debt to income and evaluate the borrower's credit history through a review of a credit report compiled by a recognized consumer credit reporting bureau. The borrower's equity in the collateral and the terms of the loan are also important in the lender's analysis. The lenders' guidelines are intended only to provide a basis for lending decisions, and, within certain limits, exceptions to such guidelines may be made based upon the credit judgment of the lending officer. The lenders periodically conduct quality audits to ensure compliance with their established policies and procedures.

     CFC's underwriting guidelines relate to a category of lending in which loans may be made to applicants who have experienced certain adverse credit events (and therefore would not necessarily meet all of the bank's guidelines for its traditional loan program) but who meet certain other creditworthiness tests. These types of loans experience rates of delinquencies, repossessions and losses, especially under adverse economic conditions, which are generally higher than those loans originated under the bank's traditional lending program.

Selection Criteria

     The prospectus supplement will specify the criteria which each lender has used to select the auto loans from its portfolio for transfer to the issuing trust. These criteria include the following:

     o    original term to maturity,

     o    final maturity date,

     o contracts which provide for level monthly payments that fully amortize the amount financed over the original term (unless otherwise disclosed),

     o    maximum number of days delinquent, and

     o contracts which have an unpaid principal balance of not less than a specified amount as of the given cut-off date.

     Contracts are generally prepayable at any time. The bank can make no prediction as to the actual prepayment experience on the auto loans.

     You should refer to the prospectus supplement for the particular series for additional information with respect to maturity and prepayment considerations, any applicable prepayment penalties, the composition, distribution by the stated annual percentage rate of interest, commonly known as APR, and geographical distribution of the auto loans.

Payment Terms of the Auto Loans

     Each auto loan provides for the allocation of payments according to the simple interest method or the actuarial method. Except for balloon loans described below, the scheduled payment on each auto loan is a fixed level payment that will pay off the full amount over its term assuming the borrower makes no early or late payments.

     Payments on simple interest loans will be applied first to interest accrued through the date immediately before the date of payment and then to unpaid principal. Accordingly, if a borrower makes his payment before its due date, the portion of the payment applied to interest will be less than if the payment had been made on the due date. As a result, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will pay down more rapidly than scheduled.

     Conversely, if a borrower pays an installment after its due date, the portion of the payment applied to interest will be greater than if the payment had been made on the due date. As a consequence, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will pay down more slowly than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date.

     An actuarial loan provides for principal reduction of the loan over a series of fixed level monthly installments. Each scheduled payment is deemed to consist of an amount of interest equal to 1/12 of the APR of the loan multiplied by the scheduled principal balance of the receivable and an amount of principal equal to the remainder of the scheduled payment. No adjustment is made in the event of early or late payments, although in the case of late payments the borrower may be subject to a late charge.

     A balloon loan is one for which the last scheduled monthly payment is significantly larger than any prior scheduled monthly payment.

     Information with respect to the specific auto loan pool will be set out in the prospectus supplement, including, to the extent appropriate, the composition, the distribution by APR and by the states of residence at origination, the portion of the auto loan pool consisting of actuarial loans and of simple interest loans and the portion of the auto loan pool secured by new vehicles and by used vehicles.

Insurance

     The lenders require that theft and physical damage insurance policies be maintained by the borrowers naming the applicable lender as the loss payee. Although each lender has the right to force place insurance coverage if the borrower does not maintain the necessary insurance coverage, neither the lender nor the servicer is obliged to force-place insurance.

     The lenders maintain fidelity bond coverage insuring against losses through wrongdoing of its officers, employees and agents.

                          Description of the Securities

Material Provisions of the Securities

     The securities will be issued in series. The following summaries describe the material provisions of the securities.

     The securities may be offered in the form of certificates representing beneficial ownership interests in the auto loans held by the trust or in the form of notes representing debt secured by the auto loans held by the trust.

     Each series or class of securities may have a different rate of interest, which may be fixed or adjustable. The prospectus supplement will specify the interest rate for your series or class of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

     A series may include one or more classes of interest only or principal only securities. In addition, a series may include two or more classes that differ as to timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated assets of the trust. A series may include one or more classes of securities, as to which accrued interest will not be distributed but rather will be added to the principal or notional balance of the security on each payment date.

     A series of securities may include one or more classes of securities that are senior to one or more classes of subordinate securities in respect of distributions of principal and interest and allocations of losses on the auto loans.

     A series of securities may have a balance that may decrease based on the amortization of auto loans or increase based on principal collections used to purchase additional auto loans.

     Each trust may also issue classes of subordinated equity securities which will represent the right to receive the proceeds of the trust property after all required payments have been made to the holders of all of the senior and subordinate notes or certificates issued by the trust, and following any required deposits to any reserve account that may be established for the benefit of the holders of the notes or certificates. These subordinated classes may constitute what are commonly referred to as the residual interest, the seller's interest or the general partnership interest, depending upon the treatment of the trust for federal income tax purposes. These subordinated classes generally will not have principal and interest components. Any losses suffered by the trust will first be absorbed by the residual class of securities, or as described in the prospectus supplement.

     The prospectus supplement relating to a series of securities will describe the following specific terms of that series, including:

     o the aggregate principal amount, interest rate, and authorized denominations of each class of securities;

     o    a statistical profile of the auto loans backing that series;

     o    the terms of any credit enhancement for that series;

     o a description of other material assets in the trust, including any reserve fund;

     o    the final scheduled distribution date of each class of securities;

     o the method used to calculate the rate at which interest on each class of securities will accrue, the time period during which interest on each class of securities will accrue, the order of priority of the application of interest to the respective classes and the manner of distribution of interest among each class of securities;

     o the method to be used to calculate the amount of principal required to be applied to each class of securities of your series on each payment date, the timing of the application of principal and the order of priority of the application of principal to the respective classes of securities;

     o additional information about the plan of distribution of the securities; and

     o    the federal income tax characterization of the securities.

General Payment Terms of Securities

     Securityholders will be entitled to receive payments on their securities on specified payment dates. Payment dates will occur monthly, quarterly, semi-annually or as described in the prospectus supplement.

     The prospectus supplement will describe a record date for each payment date, as of which the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on that payment date. The prospectus supplement and the agreements will describe a period, known as the collection period, prior to each payment date. Interest accrued and principal collected on the auto loans during a collection period will be required to be remitted by the servicer to the trustee prior to the payment date and will be used to distribute payments to securityholders on that payment date.

     The agreements may provide that all or a portion of the principal collected on the auto loans may be applied by the trustee to the acquisition of subsequent auto loans during a specified period rather than used to distribute payments of principal to securityholders during that period. These securities would then possess an interest only period, also commonly referred to as a revolving period, which will be followed by an amortization period, during which principal will be paid. Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the securities.

     None of the securities or the auto loans will be guaranteed or insured by any governmental agency or instrumentality, the lenders, the servicer, the trustee, or any of their respective affiliates.

Payment Date Distributions

     On each payment date, distributions of principal and interest or, where applicable, of principal only or interest only, on each class of securities will be made either by the trustee or a paying agent appointed by the trustee, to the persons who are registered as securityholders at the close of business on the record date. Interest that accrues and is not payable on a class of securities may be added to the principal balance of each security of the class. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder. If the securityholder has notified the trustee or the paying agent, as the case may be, and the agreements provide, payment may be in the form of a check mailed to the address of the person entitled thereto as it appears on the register. The final payment distribution upon retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee specified in the notice to securityholders of the final distribution.

Determination of Principal and Interest on the Securities

     The method of determining, and the amount of, distributions of principal and interest or, principal only or interest only, on a particular series of securities will be described in the prospectus supplement. Each class of securities, except for principal only securities, may bear interest at a different interest rate. Interest on the securities will be calculated either on the basis of a 360-day year consisting of twelve 30-day months, on the basis of the actual number of days in the interest period over 360, or on the basis of the actual number of days in the interest period over 365 or 366, as the case may be.

     On each payment date, the trustee or the paying agent will distribute to each securityholder an amount equal to the percentage interest represented by the security held by the holder multiplied by the total amount to be distributed on that payment date on account of that class.

     For a series of securities that includes two or more classes, the timing, sequential order, priority of payment, amount of distributions in respect of principal, any schedule or formula or other provisions applicable to the determination of distributions among multiple classes of senior securities or subordinate securities will be described in the prospectus supplement.

     Prior to each payment date the trustee will determine the amounts of principal and interest which will be due to securityholders on that payment date. If the amount then available to the trustee is insufficient to cover the amount due to securityholders, the trustee will be required to notify the credit enhancement provider, if there is one for that series providing credit enhancement for this type of deficiency. The credit enhancement provider, in this case, will then be required to fund the deficiency.

Soft Bullets

     Since the auto loan pools which will back the securities will generate principal collections in each period, and will have unpredictable amortization rates, the securities will generally not be structured as "bullet" maturities similar to corporate debt, meaning a debt security which pays interest in all periods but principal only in a single payment at maturity.

     However, a trust may enter into forward purchase or liquidity arrangements which result in a security not unlike "bullet maturity" corporate debt. These securities, commonly known as soft bullets, typically have interest payments due in all periods and a single principal payment due on a date certain, but the payment of that principal on that date certain may be dependent on the trust's ability at the time to issue refunding debt, or to access the liquidity lines. If the refunding debt cannot be issued, or if the liquidity lines cannot be accessed, the securities will then begin to amortize in each period until final maturity.

Fixed Rate Securities

     Each class of securities may bear interest at an annual fixed rate or at a variable or adjustable rate per annum, as more fully described below and in the prospectus supplement. Each class of fixed rate securities will bear interest at the applicable interest rate specified in the prospectus supplement.

Floating Rate Securities

     Each class of floating rate securities will bear interest for each related interest period at a rate per annum determined by reference to an interest rate index, commonly known as the base rate, plus or minus a spread, if any, or multiplied by a spread multiplier, in each case as specified in the prospectus supplement. The spread is the percentage above or below the base rate at which interest will be calculated that may be specified in the prospectus supplement as being applicable to such class, and the spread multiplier is the percentage that may be specified in the prospectus supplement as being applicable to such class.

     The prospectus supplement will designate a base rate for a given floating rate security based on the London interbank offered rate, commonly called LIBOR, eurodollar synthetic forward rates, commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate as set forth in the prospectus supplement.

     As specified in the prospectus supplement, floating rate securities may also have either or both of the following, in each case expressed as an annual rate: (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, which may be an available funds cap rate and
(2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. The interest rate on either type of security will not be higher than the maximum rate permitted by applicable law.

     Each trust that issues a class of floating rate securities will appoint and enter into agreements with a calculation agent to calculate interest rates on each class of floating rate securities. The prospectus supplement will set forth the identity of the calculation agent for each such class of floating rate securities which may be the trustee for the series. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate securities of a given class.

     The trust may also include a derivative arrangement for any series or any class of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement.

Indexed Securities

     Any class of securities may consist of securities in which the indexed principal amount, the principal amount payable at the final scheduled distribution date for such class is determined by reference to a measure, commonly known as an index, which will be related to one of the following:

o the difference in the rate of exchange between United States dollars and a currency or composite currency specified in the prospectus supplement;

o    the difference in the price of a specified commodity on specified dates;

o the difference in the level of a specified stock index which may be based on U.S. or foreign stocks, on specified dates;

o such other objective price or economic measure as is described in the prospectus supplement. The manner of determining the indexed principal amount of an indexed security and historical and other information concerning the applicable index will be set forth in the prospectus supplement, together with information concerning tax consequences to the holders of such indexed securities.

     If the determination of the indexed principal amount of an indexed security is based on an index calculated or announced by a third party and that third party either suspends the calculation or announcement of that index or changes the basis upon which that index is calculated, then that index shall be calculated for purposes of such indexed security by an independent calculation agent named in the prospectus supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason that index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the indexed principal amount of that indexed security will be calculated in the manner set out in the prospectus supplement. Any determination of the independent calculation agent shall in the absence of manifest error be binding on all parties.

     Interest on an indexed security will be payable based on the amount designated in the prospectus supplement as the face amount of that indexed security. The prospectus supplement will describe how the principal amount of the related indexed security, if any, would be paid upon redemption or repayment prior to the applicable final scheduled distribution date.

Scheduled Amortization Securities; Companion Securities

     The securities may include one or more classes of scheduled amortization securities and companion securities. Scheduled amortization securities are securities for which payments of principal are to be made in specified amounts on specified payment dates, to the extent of funds being available on that payment date. Companion securities are securities which receive payments of all or a portion of any funds available on a given payment date which are in excess of amounts required to be applied to payments on scheduled amortization securities on such payment date. Because of the manner of application of payments of principal to companion securities, the weighted average lives of companion securities of a series may be expected to be more sensitive to the actual rate of prepayments on the auto loans in the related trust than will the scheduled amortization securities of that series.

Maturity and Prepayment Considerations

     The weighted average life of the securities will be influenced by the rate at which the principal of the auto loans backing those securities are paid. Payment on the auto loans may be in the form of scheduled payments or prepayments.

     Prepayments will shorten the weighted average life of the securities. The rate of prepayments on the auto loans may be influenced by a variety of economic, financial and other factors. In addition, under various circumstances, the lender or servicer will be obligated to acquire auto loans from the trust as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower rate of principal repayment on the securities will be borne entirely by the securityholders.

     Each prospectus supplement will set forth additional information about the maturity and prepayment considerations applicable to a particular pool of auto loans and series of securities.

Yield Considerations

     The yield to maturity of a security will depend on the price paid, its interest rate and the rate of payment of principal on the security or on its notional amount, if the security is not entitled to payments of principal, as well as other factors.

     A class of securities may be entitled to variable payments of interest at a fixed, maximum interest rate, commonly referred to as an available funds cap, which is calculated based on the weighted average APR of the auto loan pool minus any interest strips retained by the originator and all trust fees, if specified in the prospectus supplement, or at another maximum interest rate as may be described in the prospectus supplement.

     The yield to maturity of the securities may be adversely affected by a higher or lower than anticipated rate of prepayments on the auto loans. If you purchase a security at a premium based on your expectations as to its maturity or weighted average life, and the security pays principal more quickly than you expected, your yield will be reduced. In addition, if you purchase a security at a discount based on your expectations as to its maturity or weighted average life, and the security pays principal more slowly than you expected, your yield will be lower than you anticipated.

     The yield on the securities also will be affected by liquidations of auto loans following borrowers' defaults, receipt of proceeds from credit life, credit disability or casualty insurance policies and by repurchases of auto loans in the event of breaches of representations. The yield to maturity on some types of securities, including interest only and principal only securities, and securities in a series including more than one class, may be relatively more sensitive to the rate of prepayment on the auto loans than other classes of securities.

     The timing of changes in the rate of principal payments on or repurchases of the auto loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher, or lower, than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

Book-Entry Registration

     The securities are sometimes referred to in this prospectus as book-entry securities. No person acquiring an interest in the book-entry securities will be entitled to receive a definitive security representing an obligation of, or interest in, the trust, except under the limited circumstances described in this prospectus. Beneficial owners may elect to hold their interests through the Depository Trust Company, commonly known as DTC, in the United States, or Clearstream Banking, societe anonyme, commonly known as Clearstream, Luxembourg, or the Euroclear System, in Europe. Transfers within DTC, Clearstream, Luxembourg or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of that system. So long as the securities are book-entry securities, they will be evidenced by one or more securities registered in the name of Cede & Co., which will be the holder of those securities, as the nominee of DTC or one of the relevant depositaries. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other, will be effected in DTC through The Chase Manhattan Bank, the relevant depositories of Clearstream, Luxembourg or Euroclear, respectively, and each participating member of DTC. The securities will initially be registered in the name of Cede & Co. The interests of the holders of those securities will be represented by book-entries on the records of DTC and participating members thereof. All references in this prospectus to any securities reflect the rights of beneficial owners only as those rights may be exercised through DTC and its participating organizations for so long as those securities are held by DTC.

     The beneficial owners of securities may elect to hold their securities through DTC in the United States, or Clearstream, Luxembourg or Euroclear if they are participants in these systems, or indirectly through organizations which are participants in these systems. The book-entry securities will be issued in one or more securities per class of securities which in the aggregate equal the outstanding principal balance of the related class of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. The Chase Manhattan Bank will act as depositary for Clearstream, Luxembourg and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear. Investors may hold beneficial interests in the book-entry securities in minimum denominations representing principal amounts of $1,000. Except as described below, no beneficial owner will be entitled to receive a physical or definitive security representing that security. Unless and until definitive securities are issued, it is anticipated that the only holder of these securities will be Cede & Co., as nominee of DTC. Beneficial owners will not be "holders", "noteholders" or "certificateholders", as the case may be, as those terms are used in the trust documents. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

     The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of such book-entry security will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, including the underwriter, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry securities, such as the securities, among participants on whose behalf it acts with respect to the book-entry securities and to receive and transmit distributions of principal of and interest on the book-entry securities. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective beneficial owners.

     Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward these distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee, the servicer or any paying agent as holders of the securities, and beneficial owners will be permitted to exercise the rights of the holders of the securities only indirectly through DTC and its participants.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in these securities settled during that processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will conform with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will conform with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European depositaries.

     Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream, Luxembourg in any of 38 currencies, including United States dollars. Clearstream, Luxembourg provides to its Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 37 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on the book-entry securities will be made on each distribution date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of those payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing payments to the beneficial owners of the book-entry securities that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry securities that it represents.

     Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since those payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions on those book-entry securities, may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

     Monthly and annual reports on the trust provided by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

     DTC has advised the lenders and the servicer that it will take any action permitted to be taken by a holder of the securities under the trust documents only at the direction of one or more participants to whose accounts with DTC the book-entry securities are credited. Additionally, DTC has advised the lenders that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry securities evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry securities evidence such percentages of voting rights authorize divergent action.

     None of the trust, the lenders, the servicer, any credit enhancement provider or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Securities

     The securities, which will be issued initially as book-entry securities, will be converted to definitive securities and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if:

o DTC or the servicer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry securities and DTC or the servicer is unable to locate a qualified successor, or

o the trustee, at its option, elects to terminate the book-entry system through DTC.

     If any event described in the preceding paragraph occurs, DTC will be required to notify all participants of the availability through DTC of definitive securities. Upon delivery of definitive securities, the trustee will reissue the book-entry securities as definitive securities to beneficial owners. Distributions of principal of, and interest on, the book-entry securities will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive securities in accordance with the procedures set forth in the trust documents.

     Definitive securities will be transferable and exchangeable at the offices of the trustee or the registrar. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Credit and Cash Flow Enhancements

     The amounts and types of credit enhancement arrangements, if any, and the credit enhancement provider, for each class of securities will be detailed in the related prospectus supplement. Credit enhancement may be in the form of:

o    an insurance policy;

o    subordination of one or more classes of securities;

o    reserve accounts;

o    yield maintenance accounts;

o    overcollateralization;

o    letters of credit;

o    credit or liquidity facilities;

o    third party payments or other support;

o    surety bonds;

o    guaranteed cash deposits;

o    swap contracts, including interest rate and currency swaps; or

o    other arrangements or any combination of two or more of the above.

     Credit enhancement may cover one or more classes of the series. Credit enhancement for any class or series of securities is intended to enhance the likelihood that securityholders of that class or series will receive the full amount of principal and interest due and to decrease the likelihood that the securityholders will experience losses. Credit enhancement for a class or series of securities will not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

                               The Trust Documents

     Each series of securities will be issued under one or more trust documents which term refers to pooling and servicing agreements, trust documents, receivables purchase agreements, sale and servicing agreements and indentures which will establish the trust, transfer the auto loans, provide for the servicing of the auto loans and issue the securities. The following paragraphs describe the material provisions common to the trust documents. A more detailed discussion of the trust documents governing your specific series will appear in the prospectus supplement.

Sale of Auto Loans by the Lenders to the Trust

     Each of the lenders will sell to the issuing trust all its right, title and interest in and to all of the auto loans. These sales may occur as direct transfers from each lender to the trust, or as indirect transfers, as when one lender first transfers its auto loans to the other lender, which then transfers all of the auto loans to the trust, or when one or both of the lenders first transfer the auto loans to a special purpose finance vehicle, which in turn transfers the auto loans to the trust.

     Each of the lenders will indicate in their computer files that the auto loans have been sold to the trust. The lenders, in their capacities as servicer or subservicer, may retain possession of the records and agreements relating to the auto loans. The servicer may use the facilities of a third party, off-site document retention service to store the loan contracts or the physical certificates of title. The records and agreements will not be segregated by the lenders from other documents and agreements relating to other auto loans and are not stamped or marked to reflect the sale or transfer of the auto loans to the trust. However, the computer records of the lenders will be marked to evidence the sale or transfer. The lenders will file UCC financing statements meeting the requirements of applicable state law and in each of the jurisdictions in which these filings are required in order to maintain the lien priority of the auto loans.

     All of the auto loans transferred to an issuing trust will be identified in a schedule of auto loans delivered to the trustee. The net proceeds received from the sale of the securities will be used by the trust to purchase the auto loans and, if applicable, to deposit the pre-funded amount into the pre-funding account. The prospectus supplement for a series of securities will specify whether, and the terms, conditions and manner under which subsequent auto loans for the series will be acquired by the applicable trust from time to time during any pre-funding period.

Representation and Warranties of the Lenders; Repurchase Obligation

     In the trust documents, one or both of the lenders, will represent and warrant to the issuing trust to the effect, among other things, that:

o the information provided with respect to the auto loans is correct in all material respects;

o the borrower on each auto loan is generally required to obtain physical damage and theft insurance in accordance with the related lender's normal requirements;

o at the date of issuance of the securities, the auto loans are free and clear of all security interests, liens, charges, and encumbrances and no setoffs, defenses, or counterclaims against the bank have been asserted or threatened (other than the interest of the trustee);

o on the closing date, each of the auto loans is or will be secured by a first priority perfected security interest in the vehicle in favor of the applicable lender; and

o each auto loan, at the time it was originated or purchased, complied, and on the closing date complies, in all material respects, with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity, and disclosure laws.

o Some of the representations and warranties will only be made to the best knowledge of the lenders.

     If the bank or CFC breaches the representations and warranties relating to the auto loans and the financed vehicles in a manner that materially and adversely affects any auto loan or the interests of the securityholders or the interests of the trustee, the bank or CFC will be obligated, unless the breach is cured, to repurchase the auto loans from the trust. The bank or CFC will be obligated to repurchase the auto loans if its breach is not cured by the last day of the second calendar month following the discovery by or notice to the lenders of the breach.

     In addition, the prospectus supplement will specify if the lenders may from time to time reacquire certain auto loans or substitute other auto loans for such auto loans subject to the provisions of the trust documents.

Accounts

Collection account

     With respect to your series of securities, the servicer will establish and maintain a collection account. The collection account will be one or more accounts, in the name of the trustee on behalf of the securityholders, into which all payments made on or with respect to the auto loans will be deposited.

Distribution account

     The prospectus supplement for a series of securities will specify whether the servicer will also establish and maintain a distribution account with the trustee. The distribution account will be one or more separate accounts in the name of such trustee on behalf of such securityholders. Amounts withdrawn from the collection account and any reserve account or received under other credit enhancement, if any, for distribution to such securityholders will be deposited in the distribution account. Distributions will be made to the securityholders from the distribution account.

Yield Maintenance Account

     The trust documents may provide for the establishment and maintenance of a yield maintenance account in order to provide payments to securityholders in those cases where the APR of auto loans is less than the required rate.

     The trust documents will describe if money on deposit in the yield maintenance account may be invested in eligible investments and if investment earnings on funds in a yield maintenance account will be deposited into the yield maintenance account.

     If a yield maintenance account is established with respect to securities which have a pre-funding feature, on each subsequent transfer date the bank will deposit into the yield maintenance account an additional yield maintenance amount in respect of auto loans having an APR less than the required rate.

     Any other accounts to be established with respect to a trust, including any reserve account, will be described in the prospectus supplement for your series.

     The collection account, the distribution account, any reserve account and any other accounts established by the servicer are referred to as trust accounts. For any series of securities, funds in the collection account, the distribution account, any reserve account and other identified trust accounts shall be invested in eligible investments as directed by the trust documents for your series.

     Eligible investments are generally limited to investments acceptable to the rating agencies as being consistent with the rating of such securities. Eligible investments may include securities issued by the bank, the servicer or their respective affiliates or other trusts created by the bank or its affiliates. Eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding the distribution date, or are otherwise subject to demand withdrawal. Investment earnings on funds deposited in the applicable trust accounts, net of losses and investment expenses may be retained in the related account, deposited in one particular account, or released to the lenders or the servicer, as provided in the trust documents.

     The trust accounts will generally be maintained as eligible deposit accounts and the accompanying prospectus supplement will specify if this is not the case.

     An eligible deposit account is an account that is either

     o a segregated account with a depository institution organized under the laws of the United States or any of the states which depository at the time of any deposit therein has a net worth in excess of $50,000,000 and long-term debt rating acceptable to the rating agencies or a short-term deposit obligation rating acceptable to the rating agencies, or

     o a segregated trust account with the corporate trust department of a depository organized under the laws of the United States or any one of the states, and acting as a trustee for funds deposited in the account, so long as any of the unsecured, unguaranteed senior debt securities of the depository shall have a long-term debt rating acceptable to the rating agencies.

Mandatory Repurchase of Auto Loans

     If the bank or CFC breaches the representations and warranties relating to the auto loans and the financed vehicles in a manner that materially and adversely affects any auto loan or the interests of the securityholders, a credit enhancement provider or the interests of the trustee, the bank or CFC will be obligated, unless the breach is cured, to repurchase the auto loans from the trust. The bank or CFC will be obligated to repurchase the auto loans by paying the purchase amount if the breach by the bank or CFC is not cured by the end of the cure period. The repurchase obligation is the only remedy available to the securityholders or the trustee against the bank or CFC for any uncured breach or failure.

     The purchase amount of any auto loan is determined at the time of the particular distribution date and is equal to:

     o the outstanding principal balance of the auto loan in question as of the last day of the preceding collection period, plus

     o the amount of accrued interest on the outstanding principal balance at the related APR from the date a payment was last made by or on behalf of the borrower through the last day of the collection period immediately preceding the distribution date, and after any money collected on the auto loan in the preceding collection period has been received.

Master Trusts

Master Trust New Issuances

     The prospectus supplement for a series of securities will specify whether, and the terms, conditions and manner under which the bank may direct the trustee to establish a master trust and to issue new series of securities under that master trust from time to time subject to the conditions described below. Each issuance under a master trust is referred to as a master trust new issuance. Each master trust new issuance will have the effect of decreasing the residual interest in the master trust. Under each agreement establishing a master trust, the bank may designate, with respect to any newly issued series:

     o    its name or designation;

     o    its initial principal amount (or method for calculating such amount);

     o    its interest rate (or formula for the determination thereof);

     o the distribution dates and the date or dates from which interest shall accrue;

     o the method for allocating collections to securityholders of such series;

     o any bank accounts to be used by such series and the terms governing the operation of any such bank accounts;

     o    the percentage used to calculate monthly servicing fees;

     o the provider and terms of any form of credit enhancement with respect thereto;

     o the terms on which the securities of such series may be repurchased or remarketed to other investors;

     o the number of classes of securities of such series, and if such series consists of more than one class, the rights and priorities of each such class;

     o the extent to which the securities of such series will be issuable in book-entry form;

     o    the priority of such series with respect to any other series; and

     o    any other relevant terms.

     None of the bank, the servicer, the trustee or any master trust is required or intends to obtain the consent of any securityholder of any outstanding series to issue any additional series.

     Each master trust new issuance may have an amortization period which differs from other amortization periods for any series previously issued by the same master trust and then outstanding. Moreover, a master trust new issuance may have not have the same credit enhancement providers as any series previously issued by the same master trust and then outstanding. The trustee under each master trust document will hold any credit enhancement only on behalf of those securityholders to which the credit enhancement relates. The bank will have the option under each master trust document to vary among series the terms upon which the bank may repurchase a series or remarket it to other investors. There is no limit to the number of master trust new issuances that the bank may cause to be issued under a master trust document. Each master trust will terminate only as provided in the transaction documents for that master trust. There can be no assurance that the terms of any master trust new issuance might not have an impact on the timing and amount of payments received by securityholders of another series issued by the same master trust.

Conditions for a Master Trust New Issuance

     A master trust new issuance may only occur if certain conditions are satisfied, including those set forth below. Upon satisfaction of these conditions, the trustee will execute the supplement to the master trust document and issue the new series of securities. The conditions to be satisfied include:

     o the bank shall have given specified parties written notice of the master trust new issuance and notice of the date upon which the master trust new issuance is to occur;

     o the bank shall have delivered an executed supplementary master trust agreement to the trustee, in form satisfactory to the trustee;

     o the bank shall have delivered to the trustee any related credit enhancement agreement;

     o the trustee shall have received confirmation from the rating agency that the master trust new issuance will not result in any reduction or withdrawal of its rating with respect to any other series or class of the trust; and

     o the bank shall have delivered to specified parties an opinion of counsel acceptable to the trustee confirming that for federal income tax purposes (1) the master trust new issuance will not cause the master trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation, (2) the master trust new issuance will not affect the tax characterization as debt of securities of any outstanding series or class issued by the master trust that were characterized as debt at the time of their issuance and (3) the master trust new issuance will not cause or constitute an event in which gain or loss would be recognized by any securityholders or the master trust.

The Servicer

     The prospectus supplement for your series will name the servicer under the trust documents. The entity serving as servicer may be the bank or an affiliate of the bank and may have other business relationships with the bank or the bank's affiliates. The servicer with respect to your series will service the auto loans constituting the trust property for that series. Any servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities with respect to servicing.

     To assure uniform quality in servicing the auto loans and to reduce administrative costs, the trustee may appoint the servicer as initial custodian of the auto loans. The servicer, in its capacity as custodian, will hold the auto loans and all electronic entries, documents, instruments and writings relating to the auto loans, and commonly referred to as a receivables file, either directly or through sub-servicers, on behalf of the trustee for the benefit of securityholders and any credit enhancement provider. The loan contracts or the certificates of title may be held by an unaffiliated document retention service, or in some cases may be held by the trustee or its custodian other than the servicer. In addition, the servicer may designate CFC to act as custodian with respect to receivables files relating to the CFC auto loans.

Servicing Procedures

     The auto loans will be serviced by a servicer pursuant to the trust documents. The servicer may designate CFC or another entity to act as sub-servicer with respect to the CFC auto loans, although such designation will not relieve the servicer from its servicing obligations with respect to such CFC auto loans. Each trust document will require that servicing of the auto loans by the servicer shall generally be carried out in the same manner in which it services auto loans and vehicles held for its own account. In performing its duties thereunder, the servicer will act on behalf and for the benefit of the related trustee, subject at all times to the provisions of the trust documents, without regard to any relationship which the servicer or any affiliate of the servicer may otherwise have with a borrower.

     The servicer, as an independent contractor on behalf of the related trustee and for the benefit of the securityholders and any credit enhancement provider, will be responsible for managing, servicing and administering the auto loans and enforcing and making collections on the auto loans and any insurance policies and for enforcing any security interest in any of the vehicles, all as set forth in the trust documents. The servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of borrowers, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the trustee and any credit enhancement provider, with respect to distributions, providing appropriate federal income tax information for use in providing information to securityholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the related lender in the vehicles.

Servicer Covenants

     The servicer will covenant in the trust documents that:

     o the vehicle securing each auto loan will not be released from the security interest granted by the contract in whole or in part, except as contemplated by the trust documents;

     o the servicer will not impair in any material respect the rights of the trustee or the securityholders in the auto loans under any agreements pursuant to which the lender acquired the auto loans; and

     o except in the case of bankrupt borrowers, where the court has ordered a change in the amount financed under an auto loan or in the APR of an auto loan or scheduled payment of an auto loan, the servicer will not increase or decrease the amount of payments or the amount financed under an auto loan, or change the APR of an auto loan; provided, however, that the servicer may extend any auto loan for credit-related reasons that would be acceptable to the servicer with respect to retail installment sales or finance contracts and installment loans serviced by it for its own account in accordance with its customary standards.

     However, if the cumulative extensions with respect to any auto loan cause the term of that auto loan to extend beyond the last day of the collection period immediately preceding the final scheduled distribution date with respect to the related securities, then the servicer shall be obligated to purchase that auto loan as of the last day of the collection period following the collection period in which the extension was made or, if the servicer chooses, as of the last day of the collection period or earlier under certain circumstances.

     If the servicer breaches any covenant described above in a way that materially and adversely affects an auto loan or the interests of the trust, the securityholders or a credit enhancement provider in the auto loan, the servicer, unless such breach has been cured by the last day of the collection period following the collection period during which the servicer became aware of, or received written notice of, such breach, will be required to purchase as of such day (or, if the servicer chooses, as of the last day of the collection period during which such breach was discovered) the auto loan from the trustee for the purchase amount. The servicer will pay the purchase amount on the determination date in the subsequent collection period or earlier under certain circumstances. The purchase obligation will constitute the sole remedy available to the securityholders, any credit enhancement provider or the trustee against the servicer for any such uncured breach.

Defaulted Auto Loans

     The trust documents will also require the servicer to charge off an auto loan as a defaulted auto loan in accordance with its customary standards and to follow those normal collection practices and procedures as it deems necessary or advisable, and that are consistent with the standard of care required by the trust documents to realize upon any auto loan. The servicer may sell the vehicle securing a defaulted auto loan at a judicial sale or take any other action permitted by applicable law. The net proceeds of any realization of a defaulted auto loan will be deposited into the collection account.

Servicing Compensation and Payment of Expenses

     For its servicing of the auto loans, the servicer will be entitled to retain a servicing fee from collections on the auto loans. The details of the servicing fee will be provided in each prospectus supplement. A portion of the servicing fee may be paid over by the servicer to CFC or any other sub-servicer with respect to its sub-servicing of the CFC auto loans.

     All costs of servicing the auto loans in the manner required by the trust documents shall be borne by the servicer, but the servicer shall be entitled to retain, out of any amounts actually recovered with respect to any defaulted auto loan or the vehicles subject thereto, the servicer's actual out-of-pocket expenses reasonably incurred with respect to the defaulted auto loan or vehicle.

Indemnification

     The trust documents will provide that the servicer will defend, indemnify and hold harmless the trustee, the trust, the securityholders, and any credit enhancement provider against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, reasonably incurred, arising out of or resulting from the use, repossession or operation by the servicer or any affiliate thereof of any vehicles; provided, however, that the servicer will have no obligation to indemnify any person or entity against any credit loss on any auto loan serviced by the servicer in accordance with the requirements of the trust documents. The servicer will also indemnify, defend and hold harmless the trust, the trustee and its officers, directors, employees and agents, and any credit enhancement provider from and against any loss, liability, expense, damage or injury, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim, to the extent such loss, liability, expense, damage or injury arises out of, or is imposed upon such persons through, the willful misfeasance, bad faith or negligence of the servicer in the performance of its duties or by reason of its reckless disregard of its obligations and duties as servicer under the trust documents. The bank's obligations, as servicer, to indemnify the trust and the securityholders for acts or omissions of the bank as servicer will survive the removal of the servicer but will not apply to any acts or omissions of a successor servicer.

Evidence as to Compliance

     The trust documents will require the servicer to deliver an officers' certificate to the trustee confirming that a review of the activities of the servicer during the period specified in the related prospectus supplement and of its performance under the trust documents has been made under the officers' supervision and that, to the best of the officers' knowledge and based on that review, the servicer has fulfilled all of its obligations under the trust documents throughout such period. If there has been a default in the fulfillment of any obligation, the certificate will specify the nature and status of each default known to the officers.

     The prospectus supplement shall specify if the servicer shall cause a firm of independent certified public accountants (who may also render other services to the servicer) to deliver to the trustee an annual written statement to the effect that such firm has read the monthly servicer's certificates delivered pursuant to the trust documents and reviewed the servicing of the auto loans by the servicer. The annual statement will confirm that the review (1) included evaluations of servicing practices relating to automobile, light duty truck and van loans serviced for others in accordance with the requirements of the trust documents, and (2) except as described in the report, disclosed no exceptions or errors in the records relating to automobile, light duty truck and van loans serviced for others that, in the firm's opinion, industry practice requires the accounting firm to report.

Certain Matters Regarding the Servicer

     The servicer may not resign from its obligations and duties as servicer under the trust documents, unless it is determined that the servicer's performance of its duties is no longer permissible under applicable law. The servicer's resignation will not become effective until the related trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the trust documents.

     Neither the servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the trustee or the securityholders for taking any action or for refraining from taking any action pursuant to the trust documents, or for errors in judgment; provided, however, that neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the trust documents will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the trust documents and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in the trust documents, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, with respect to its obligations as servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor to the servicer under the trust documents.

Servicer Default

     A servicer default under the trust documents defining its servicing obligations will consist of the occurrence and continuance of any of the following:

     o any failure by the servicer to deliver to the trustee the servicer's certificate or to deliver to the trustee for distribution to the securityholders any required payment, if the failure continues unremedied for more than the number of days specified in the prospectus supplement after the servicer receives written notice from
          (1) the trustee, or the holders of a specified percentage of the related securities, provided the consent of any credit enhancement provider is obtained, or (2) any credit enhancement provider;

     o any failure by the servicer duly to observe or perform in any material respect any other covenant or agreement of the servicer in the trust documents, if the failure materially and adversely affects the rights of the securityholders and continues unremedied for more than the number of days specified in the prospectus supplement after written notice of the failure is given (1) to the servicer by the trustee and by the credit enhancement provider, (2) to the servicer and to the trustee by a specified percentage of the related securityholders and by the credit enhancement provider or (3) to the servicer by the credit enhancement provider; and

     o any events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the servicer and certain actions by the servicer indicating its insolvency or inability to pay its obligations.

Removal of the Servicer

     The servicer can generally only be removed if a servicer default has occurred and has not been remedied. The prospectus supplement will specify if this is not the case. If a servicer default has occurred and remains unremedied, the trustee, acting at the direction of the controlling parties, may give written notice to the servicer of the termination of all of the rights and obligations of the servicer under the trust documents providing for the servicing of the auto loans. On and after the time the servicer receives a notice of termination, the trustee will be the successor in all respects to the servicer in its capacity as servicer of the auto loans under the trust documents. If the trustee is unwilling to act as successor servicer, the trustee may, and if it is unable to act as successor servicer, the trustee shall be obliged to, appoint, or petition a court of competent jurisdiction for the appointment of a successor servicer to act as successor to the outgoing servicer under the trust documents. The controlling parties of a series will be the provider of any credit enhancement for that series, if that provider is not in default, or, if there is no credit enhancement provider for that series, or if the credit enhancement provider is in default, then the holders of securities of that series representing more than 50%, or in some cases, 66 2/3, of the voting rights of that series.

Amendment

     If it will not materially adversely affect the securityholders, the trust documents may be amended, without the consent of the related securityholders, for the purpose of adding, changing or eliminating any provisions or of modifying in any manner the rights of the securityholders. The trust documents may also be amended by the bank, the servicer, and the trustee with the consent of securityholders evidencing at least a majority of the voting rights of the then outstanding securities for the purpose of adding, changing in any manner, or eliminating any provisions of the trust documents, including provisions that would adversely affect the ratings of the securities; but no amendment may, without the consent of all securityholders, (1) increase or reduce the amount or priority of, or accelerate or delay the timing of, collections on the related auto loans or distributions that are required to be made for the benefit of the securityholders or (2) reduce the percentage of securities which are required to consent to any amendment, without the consent of all securityholders.

Events of Default

     Any of the following will be an event of default for a series of securities which includes notes:

     o a default in the payment of any interest on any note that, when it becomes due and payable, continues for a period of five days;

     o a default in the payment of the outstanding principal balance of a class of notes of that series on the scheduled maturity date of the class, that continues for a period of five days;

     o default in the observance or performance of any covenant or agreement of the trust made in the trust documents for that series, or any representation or warranty of the trust made in the trust documents or in any certificate or other writing delivered under the trust documents proving to have been incorrect in any material respect as of the time when made which has a material adverse effect on note owners, and the default shall continue or not be cured, for a period of 60 days after notice is given to the trust by the trustee or to the trust and the trustee by the holders of at least 25% in principal amount of the notes of that series then outstanding, specifying the default or incorrect representation or warranty;

     o the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the trust or any substantial part of the trust assets in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the trust or for any substantial part of the trust assets, or ordering the winding-up or liquidation of the trust's affairs, and the decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

     o the commencement by the trust of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the trust to the entry of an order for relief in an involuntary case, or the consent by the trust to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the trust or for any substantial part of the trust assets, or the making by the trust of any general assignment for the benefit of creditors, or the failure by the trust generally to pay its debts as those debts become due, or the taking of any action by the trust in furtherance of any of the foregoing.

     The amount of principal required to be paid to noteholders on any payment date will be limited to amounts available to be deposited in the account. Therefore, the failure to pay principal on a class of notes will not result in the occurrence of an event of default until the scheduled maturity date for that class of notes.

Rights upon an Event of Default

     If there is an event of default due to late payment or nonpayment of interest or principal on a note, interest will continue to accrue on the principal and the overdue interest at the applicable interest rate on the note until the overdue principal and interest is paid. If an event of default for a series occurs and continues, the trustee, acting at the direction of the controlling parties, shall, declare the principal of the notes to be immediately due and payable. The declaration may, under some circumstances, be rescinded by the controlling parities.

     If the notes are accelerated following an event of default in that series, the trustee may institute proceedings to collect amounts due or foreclose on property comprising trust assets or exercise remedies as a secured party. If the trustee, at the direction of the controlling parties, determines that the auto loans will not provide sufficient funds for the payment of principal and interest on the notes as the payments would become due, any sale, liquidation or other disposition of the trust assets in that series for an amount less than the amounts due on the notes will not occur without the consent of the controlling parties. If the trustee has not made a determination that a sale or liquidation of the trust assets in that series will not provide sufficient funds to pay principal and interest on the notes, it may sell, liquidate or otherwise dispose of the trust assets only if all noteholders consent.

     If an event of default occurs and has not been remedied, the trustee will be under no obligation to exercise any of the rights or powers under the trust documents at the request or direction of any of the holders of the notes, if the trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and limitations contained in the trust documents, the controlling parties will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the trustee, and the controlling parties may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the trust documents that cannot be modified without the waiver or consent of all the holders of the outstanding notes. No holder of a note of a series will have the right to institute any proceeding under the trust documents, unless:

     o the holder previously has given the trustee written notice of a continuing event of default;

     o the holders of not less than 25% of the aggregate principal balance of all outstanding notes of a series have made written request to the trustee to institute the proceeding in its own name as trustee;

     o the holder or holders have offered the trustee reasonable indemnity against costs, expenses and liabilities to be incurred in complying with the request;

     o    the trustee has for 60 days failed to institute the proceeding; and

     o no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority of the aggregate principal balance of all outstanding notes of a series. In addition, the trustee and the note owners, by accepting a beneficial interest in the notes, will covenant that they will not at any time institute against the trust or the lenders, or join in any institution against the trust or the lenders of, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Certain Covenants of Each Trust

     The trust documents provide that the trust may not consolidate with or merge into any other entity, unless:

     o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

     o the entity expressly assumes the trust's obligation to make due and punctual payments upon the securities and the performance or observance of any agreement and covenant of the trust under the trust documents;

     o no event of default shall have occurred and be continuing immediately after the merger or consolidation;

     o the trust has been advised that the ratings of the securities then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation;

     o any action that is necessary to maintain the lien and security interest created by the indenture is taken; and

     o the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any securityholder.

     The trust will not, among other things:

     o except as expressly permitted by the trust documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

     o claim any credit on or make any deduction from the principal and interest payable in respect of the securities other than amounts withheld under the Internal Revenue Code or applicable state law or assert any claim against any present or former holder of securities because of the payment of taxes levied or assessed upon the trust,

     o permit the validity or effectiveness of the trust documents to be impaired or permit any person to be released from any covenants or obligations with respect to the securities under the trust documents except as may be expressly permitted thereby, or

     o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part of the trust, or any interest therein or the proceeds of the trust.

     The trust may not engage in any activity other than as specified under the trust documents.

Certain Matters Regarding the Trustee and the Trust

     Neither the trust, the trustee nor any director, officer or employee of the trust or the trustee will be under any liability to the trust or the securityholders for any action taken or for refraining from the taking of any action in good faith under the trust documents or for errors in judgment. However, the trustee, the trust and any director, officer or employee will not be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the trust documents.

Limitation on Liability of the Trustee

     The trustee will make no representations as to the validity or sufficiency of the trust documents, the securities or of the trust assets or related documents. If no event of default has occurred, the trustee is required to perform only those duties specifically required of it under the trust documents. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the trust documents; however, the trustee will not be responsible for the accuracy or content of any of the documents furnished to it.

         The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, the trustee will not be personally liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the required percentage of the securityholders in an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the trust documents, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is not reasonably assured to it.

Resignation of Trustee

     The trustee may, upon written notice to the bank and the trust, resign at any time, in which event the servicer will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 60 days after giving notice of resignation, the resigning trustee or the trust may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time by the servicer. In addition, the servicer or the controlling parties may remove the trustee under a series:

     o if the trustee ceases to be eligible to continue as trustee under the trust documents;

     o    if the trustee becomes insolvent; or

     o    the trustee's long-term debt ratings are below investment grade.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Termination

     The obligations of the servicer, the bank, CFC and the trustee with respect to a trust will terminate upon the earlier to occur of:

     o the maturity or liquidation of the last auto loan held by that trust and the disposition of any amounts received upon liquidation of any remaining auto loans; and

     o    the payment in full to securityholders.

     Once the pool balance, or, in the case of securities issued in the form of notes, the outstanding note balance, has declined to below a specified percentage, then the servicer will be permitted, at its option, to purchase the auto loans from the trust. If the auto loans held by a trust are so purchased, then the related securities will be redeemed.

                         Legal Aspects Of The Auto Loans

     The following discussion contains summaries of the material legal aspects of the auto loans that are general in nature. These legal aspects are governed in part by state laws, which may be different in the various states.

Security Interest in Vehicles

     In all the states in which the auto loans have been originated, retail installment sale contracts evidence the credit sale of automobiles, light duty trucks and vans by dealers to borrowers. The auto loans are chattel paper under the UCC.

     Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in a vehicle generally may be perfected only by amendment of that vehicle's certificate of title to note the security interest of the secured party. That notation of a secured party's security interest is generally effected in those states by depositing with the applicable state highway department, motor vehicles registrar, or similar authority along with any registration fees, the vehicle's certificate of title and an application containing the name and address of the secured party.

     The bank or CFC will assign its security interest in the financed vehicles securing the auto loans to the trust. However, because of the administrative burden and expense, involved, we will not amend any certificate of title to identify the related trust as the new secured party on the certificates of title relating to the financed vehicles. Also, the bank or CFC may continue to hold the certificates of title in its possession.

     Even though we are not amending the certificates of title, the assignment to the trust will, in most states, be an effective conveyance of a security interest. Under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related department of motor vehicles or analogous state office for a transfer of registration when the security interest is sold or transferred by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of these states, the assignment by the bank or CFC to the trust and any pledge to the trustee effectively conveys the security in the auto loans, and specifically, the vehicles, without re-registration and without amendment of any lien noted on the certificate of title.

     If there are any financed vehicles as to which a perfected security interest is not obtained, the trust's security interest will be subordinate to the rights of, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of the bank's or CFC's warranties under the trust documents, and would create an obligation of the lenders to repurchase the auto loan unless the breach is cured. By not identifying the trust as the secured party on the certificate of title, the security interest of the trust in the financed vehicle could be defeated through fraud or negligence.

     In some states, unless the borrower has notice of the sale of its auto loan, payment by the borrower to the owner of the auto loan last known to that borrower will be binding upon all subsequent owners of the auto loan. By not notifying the borrower of the sale of the auto loan to the trust, the trust would not have a claim against the borrower for payments made by the borrower to the owner last known to that borrower.

     In most states, the perfected security interest in a vehicle continues for four months after a vehicle leaves the state of its registration until re-registration in the new state. A majority of states generally require a surrender of a certificate of title to re-register a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of vehicles registered in states providing for the notation of a security interest on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the new state. In other states that do not require a certificate of title for registration of a motor vehicle or in cases of fraud on the part of the borrower, re-registration could defeat perfection. In the ordinary course of servicing auto loans, the servicer takes steps to re-perfect upon receipt of notice of re-registration or information from the borrower as to relocation. Similarly, when a borrower sells a vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its security interest and will have an opportunity to require satisfaction of the related receivable before release of the security interest. The servicer will be obligated to take appropriate steps, at its expense, to maintain perfection of security interests in the financed vehicles.

     In most states, liens for repairs performed on, and for storage of, a motor vehicle, and liens for some types of unpaid taxes, take priority over a perfected security interest in a financed vehicle. The Internal Revenue Code also grants priority to some federal tax liens over the lien of a secured party. The laws of some states, and federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the vehicle. The bank or CFC will represent each security interest in a financed vehicle is or will be prior to all other present liens, other than tax liens and liens that arise by operation of law, and security interests in that financed vehicle.

     However, liens for repairs or taxes, or the confiscation of a financed vehicle, could arise or occur at any time during the term of an auto loan. No notice will be given to the trustee in the event such a lien arises or confiscation occurs.

Repossession

     In the event of a default by a borrower, the servicer will be entitled to exercise all the remedies of a secured party under the UCC of the state in which enforcement is to take place, except where specifically limited by other laws. In most states, the UCC remedies of a secured party include:

     o right to repossession by self-help means, unless those means would constitute a breach of the peace;

     o unless a vehicle is voluntarily surrendered, self-help repossession is the method that will be employed by the servicer in the majority of instances in which a default occurs and is accomplished by retaking possession of the financed vehicle; and

     o in cases where the borrower objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

     o In some states, unless the vehicle is voluntarily surrendered or abandoned, judicial means must be employed to seize the vehicle.

     In some states under certain circumstances after the vehicle has been repossessed, the borrower may reinstate the auto loan by paying the delinquent amounts due on the auto loan.

Notice of Sale; Redemption Rights

     In the event of default by the borrower, some states require that the borrower be notified of the default and be given some time to cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period, or in some jurisdictions, over the life of the loan.

     The UCC and other state laws require the secured party to provide the borrower with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the vehicle may be held. In some states the borrower has the right to redeem the vehicle prior to actual sale by paying the secured party the unpaid principal balance of the auto loan plus reasonable expenses for repossessing, holding, and preparing the vehicle for disposition and arranging for sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some other states, by payment of delinquent installments or the unpaid balance. Repossessed vehicles are generally resold by the servicer through automobile auctions attended principally by automotive dealers.

Deficiency Judgments and Excess Proceeds

     The proceeds of resale of the repossessed vehicles generally will be applied to the expenses of resale and repossession and then to the outstanding balance of the auto loan. While some states impose prohibitions or limitations on deficiency judgments, if the net proceeds from resale do not cover the full amount of the auto loan, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. Additionally, in most states, in order for a creditor in a secured transaction to sue for a deficiency, the lender must first dispose of the vehicle in a commercially reasonable manner in accordance with the governing UCC provisions. Any deficiency judgment would be a personal judgment against the borrower for the shortfall, and a defaulting borrower can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

Consumer Protection Laws

     Numerous federal and state consumer protection laws and accompanying regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, state laws may impose finance charge ceilings and other restrictions on consumer transactions and require disclosures in addition to those required under federal law. These requirements may impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of the servicer to enforce auto loans.

     The so-called holder-in-due-course rule of the Federal Trade Commission has the effect of subjecting the trust to all claims and defenses which the borrower could assert against the originator of the auto loan. The provisions of the holder-in due-course rule are generally duplicated by the Uniform Consumer Credit Code, state statutes or the common law in some states. Liability under the holder-in due-course rule is limited to the amounts paid by the borrower under the auto loan, and the trust may be unable to collect any remaining balance from the borrower.

     Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal law requires that all sellers of new and used vehicles furnish a signed written statement certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an odometer disclosure statement was not provided to the purchaser of the financed vehicle, the borrower may be able to assert a defense against the seller.

     Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may relieve a borrower from some or all of the legal consequences of a default.

     In several cases, borrowers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

     The bank or CFC will represent and warrant that each auto loan complies with all requirements of law in all material respects. Accordingly, if a borrower has a claim against the trust for violation of any law and that claim materially and adversely affects the trust's interest in the auto loan, that violation would constitute a breach and would oblige the bank or CFC to repurchase the auto loan unless the breach is cured.

Soldiers' and Sailors' Civil Relief Act of 1940

     Under the terms of the Soldiers' and Sailors' Relief Act of 1940, which is referred to in this prospectus as the Relief Act, members of all branches of the military on active duty, including draftees and reservists on active duty, are entitled to have interest rates reduced and capped at 6% annum on obligations, including the auto loans, incurred prior to the commencement of active duty and for the duration of active duty. Because the Relief Act applies to borrowers who enter military service after origination of the auto loan, no information can be provided as to the number of auto loans that may be affected by the Relief Act. The Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the auto loans. Any loss resulting from the application of the Relief Act or similar legislation or regulations would reduce the amounts available to be paid to the securityholders. In addition, the Relief Act limits the ability of the servicer to repossess a vehicle during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period. Thus, in the event that the Relief Act or similar legislation or regulations applies to any auto loan which goes into default, there may be delays in payment and losses on the securities. Any other interest shortfalls, deferrals or forgiveness of payments on the auto loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders.

Other Limitations

     In addition to the laws limiting or prohibiting deficiency judgments, other statutory provisions, including the United States Bankruptcy Code and similar state laws, may affect the ability of the trust and the servicer to repossess a vehicle or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle. Furthermore, as part of the rehabilitation plan, a court may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, leaving the lender as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the interest rate and time of repayment.

 Material Federal Income Tax Considerations

General

     The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered by this prospectus. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, including insurance companies, tax-exempt organizations, regulated investment companies, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, and holders that will hold the securities as other than capital assets, all of whom may be subject to special rules. Investors are urged to consult their own tax advisors in determining the particular federal, state and local consequences to them of the purchase, ownership and disposition of the securities.

     The following discussion addresses securities of four general types:

     (1) grantor trust securities, representing interests in a trust, a grantor trust;

     (2) debt securities, that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans;

     (3) partnership interests, representing interests in a trust, a partnership, that is intended to be treated as a partnership under the Internal Revenue Code of 1986, as amended, referred to as the "Code"; and

     (4) FASIT securities, representing interests in a financial asset securitization investment trust, a FASIT, or portion thereof, which the lenders will covenant to elect to have treated as a FASIT under sections 860H through 860L of the Code. The prospectus supplement for your series of securities will indicate whether a FASIT election, or elections, will be made for the related trust and, if a FASIT election is to be made, will identify all "regular interests," "high-yield interests" and the "ownership interest" in the FASIT.

     The Taxpayer Relief Act of 1997 adds provisions to the Code that require the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. These provisions apply only to classes of securities that do not have a principal balance.

Grantor Trust Securities

     With respect to each series of grantor trust securities, Dewey Ballantine LLP, special tax counsel to the lenders, will deliver its opinion to the lenders that the related grantor trust will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. The opinion shall be attached on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities or filed with the SEC as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the auto loans included in the grantor trust.

     For purposes of the following discussion, a grantor trust security representing an undivided equitable ownership interest in the principal of the auto loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a grantor trust fractional interest security. A grantor trust security representing ownership of all or a portion of the difference between interest paid on the auto loans constituting the related grantor trust and interest paid to the beneficial owners of grantor trust fractional interest securities issued with respect to a grantor trust will be referred to as a grantor trust strip security.

     Taxation of Beneficial Owners of Grantor Trust Securities. Beneficial owners of grantor trust fractional interest securities generally will be required to report on their federal income tax returns their respective shares of the income from the auto loans, including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding grantor trust strip securities, and, subject to the limitations described below, will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of interest distributable thereon. See "Discount and Premium" below. Individuals holding a grantor trust fractional interest security directly or through a pass-through entity will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of a beneficial owner's miscellaneous itemized deductions exceeds 2% of a beneficial owner's adjusted gross income. Further, beneficial owners, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

     Beneficial owners of grantor trust strip securities generally will be required to treat the securities as "stripped coupons" under section 1286 of the Code. Accordingly, a beneficial owner will be required to treat the excess of the total amount of payments on a security over the amount paid for a security as original issue discount and to include a discount in income as it accrues over the life of a security. See "Discount and Premium" below.

     Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of a security, and perhaps all stated interest thereon, would be classified as original issue discount and includible in the beneficial owner's income as it accrues, regardless of the beneficial owner's method of accounting, as described below under "Discount and Premium." The coupon stripping rules will not apply, however, if (1) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying auto loans and (2) the difference between the outstanding principal balance on the security and the amount paid for a security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security.

     Sales of Grantor Trust Securities. Any gain or loss recognized on the sale of a grantor trust security, equal to the difference between the amount realized on the sale and the adjusted basis of a grantor trust security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the originator, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and any distributions of principal.

     Grantor Trust Reporting. The trustee will furnish to each beneficial owner of a grantor trust fractional interest security with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying the auto loans and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

Debt Securities

     With respect to each series of debt securities, Dewey Ballantine LLP, special tax counsel to the lenders, will deliver its opinion to the lenders that the securities will be classified as debt secured by the related auto loans. Consequently, the debt securities will not be treated as ownership interests in the auto loans or the trust. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see "Discount and Premium" below.

     Taxation of Beneficial Owners of Debt Securities. If the debt securities are characterized as indebtedness, interest paid or accrued on a debt security will be treated as ordinary income to the beneficial owner and principal payments on a debt security will be treated as a return of capital to the extent of the beneficial owner's basis in the debt security allocable thereto. An accrual method taxpayer will be required to include in income interest on the debt security when earned, even if not paid, unless it is determined to be uncollectible. The trust will report to beneficial owners of record and the IRS the amounts of interest paid and original issue discount, if any, accrued on the debt securities to the extent required by law.

     Sales of Debt Securities. If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the lenders' gross income with respect to the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

     In general, except as described in "Discount and Premium--Market Discount," below, except for financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset, within the meaning of section 1221 of the Code, will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

     Debt Securities Reporting. The trustee will furnish to each beneficial owner of a debt security with each distribution a statement setting forth the amount of a distribution allocable to principal on the underlying auto loans and to interest on it at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during a year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

Partnership Interests

     For each series of partnership interests, Dewey Ballantine LLP will deliver its opinion to the lenders that the trust will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. The opinion shall be attached on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities or filed with the SEC as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a partnership interest will generally be treated as the owner of an interest in the auto loans.

     Taxation of Beneficial Owners of Partnership Interests. If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the trust. These partnership allocations are made in accordance with the Code, Treasury regulations and the partnership agreement, here, the trust documents and related documents.

     The trust's assets will be the assets of the partnership. The trust's income will consist primarily of interest and finance charges earned on the underlying the auto loans. The trust's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust's assets.

     In certain instances, the trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. See "Backup Withholding" and "Foreign Investors" below.

     Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a holder under the Code.

     Under section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under Treasury regulations issued on May

9, 1997 if a termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partners and remaining partners in proportion to their interests in liquidation of the terminated partnership.

     Sale or Exchange of Partnership Interests. Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the lenders' tax basis in the partnership interests sold. A beneficial owner's tax basis in a partnership interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of trust income recognized and decreased by any distributions received with respect to the partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner's share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interests, and upon sale or other disposition of some of the partnership interests, to allocate a portion of the aggregate tax basis to the partnership interests sold, rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest.

     Any gain on the sale of a partnership interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under section 754 of the Code.

     Partnership Reporting. The trustee is required to (1) keep complete and accurate books of the trust, (2) file a partnership information return with the IRS (IRS Form 1065) and with any state where required for each taxable year of the trust and (3) report each beneficial owner's allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interest must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all inconsistencies.

     Under section 6031 of the Code, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. The information includes (a) the name, address and taxpayer identification number of the nominee and (b) as to each beneficial owner (1) the name, address and identification number of the person, (2) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (3) information on partnership interests that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information regarding themselves and their ownership of partnership interests. A clearing agency registered under section 17A of the Securities Exchange Act of 1934 is not required to furnish any information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

     The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interest, and, under certain circumstances, a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest's returns and adjustments of items not related to the income and losses of the trust.

FASIT Securities

     If provided in a related prospectus supplement, an election will be made to treat the trust as a FASIT within the meaning of section 860L(a) of the Code. Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each series of securities for which an election is made, Dewey Ballantine LLP will deliver its opinion to the lenders that assuming compliance with the trust documents, the trust will be treated as a FASIT for federal income tax purposes. A trust for which a FASIT election is made will be referred to in this prospectus as a FASIT trust. The securities of each class will be designated as "regular interests" or "high-yield regular interests" in the FASIT trust except that one separate class will be designated as the "ownership interest" in the FASIT trust. The prospectus supplement for your series of securities will state whether securities of each class will constitute either a regular interest or a high-yield regular interest, a FASIT regular security, or an ownership interest, a FASIT ownership security. An opinion shall be attached on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities or filed with the SEC as a post-effective amendment to the prospectus.

     Taxation of Beneficial Owners of FASIT Regular Securities. A FASIT trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances as described below. The FASIT regular securities generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, interest, original issue discount and market discount on a FASIT regular security will be treated as ordinary income to the beneficial owner, and principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular security will be treated as a return of capital to the extent of the beneficial owner's basis allocable thereto. Beneficial owners must use the accrual method of accounting with respect to FASIT regular securities, regardless of the method of accounting otherwise used by the beneficial owners. See "Discount and Premium" below.

     In order for the FASIT trust to qualify as a FASIT, there must be ongoing compliance with the requirements set forth in the Code. The FASIT must fulfill an asset test, which requires that substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the "Startup Day", which for purposes of this discussion is the date of the initial issuance of the FASIT securities, and at all times thereafter, must consist of cash or cash equivalents, debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and hedges, and contracts to acquire the same, foreclosure property and regular interests in another FASIT or in a Real Estate Mortgage Investment Conduit, commonly referred to as a REMIC. Based on proposed regulations issued by the Treasury Department on February 7, 2000 (the "Proposed Regulations"), the "substantially all" requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT provisions of the Code, sections 860H through 860L, also require the FASIT ownership interest and "high-yield regular interests," described below, to be held only by fully taxable domestic corporations.

     Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the borrower on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the lenders had no knowledge or reason to know as of the date the asset was acquired by the FASIT that a default had occurred or would occur.

     In addition to the foregoing requirements, the various interests in a FASIT also must meet certain other requirements. All of the interests in a FASIT must be either of the following: (a) one or more classes of regular interests or (b) a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and (1) unconditionally entitles the holder to receive a specified principal amount, or other similar amount, (2) provides that interest payments, or other similar amounts, if any, at or before maturity are payable based on either a fixed rate or a qualified variable rate, (3) has a stated maturity of not longer than 30 years, (4) has an issue price not greater than 125% of its stated principal amount, and (5) has a yield to maturity not greater than 5 percentage points higher than the related applicable federal rate, as defined in Code section 1274(d). A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements (1), (2), (4), or (5) is a "high-yield regular interest." A high-yield regular interest that fails requirement (2) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

     If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the Code provides that the entity or applicable portion thereof will not be treated as a FASIT thereafter. The Proposed Regulation indicate, however, that the Commissioner may allow an entity to continue to be a FASIT or to re-elect FASIT status if loss of its status is determined by the Commissioner to have been inadvertent, it takes prompt steps to requalify and the holders of the ownership interests in the entity agree to make such adjustments as the Commissioner may require with respect to the period in which the entity failed to qualify as a FASIT. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments are treated as equity under general tax principles, cancellation of debt income may result.

     Taxes on a FASIT Trust. Income from certain transactions by a FASIT, called prohibited transactions, are taxable to the holder of the ownership interest in a FASIT at a 100% rate. Prohibited transactions generally include (1) the disposition of a permitted asset other than for (a) foreclosure, default, or imminent default, (b) bankruptcy or insolvency of the FASIT, (c) a qualified, complete, liquidation, (d) substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT or (e) the retirement of a class of FASIT regular interests; (2) the receipt of income from nonpermitted assets; (3) the receipt of compensation for services; or (4) the receipt of any income derived from a loan originated by the FASIT (subject to certain safe harbors). It is unclear the extent to which tax on the transactions could be collected from the FASIT trust directly under the applicable statutes rather than from the holder of the FASIT Residual Security.

     The Proposed Regulations issued by the Treasury Department on February 7, 2000 include rules applicable to FASITs. These rules address administrative provisions, ownership issues, permitted assets, prohibited transactions, consequences of FASIT cessation, gain recognition on property transferred to a FASIT, and include a prohibition of foreign FASITs and a special anti-abuse rule. The Proposed Regulations are proposed to become effective on the date final regulations are filed with the Federal Register, except for the portions of the Proposed Regulations containing the anti-abuse rule and allowing the deferral of gain on assets held by a pre-effective date FASIT, which are proposed to become effective February 4, 2000. The Proposed Regulations are subject to change before being adopted as final regulations, and it is unclear whether they will be applied retroactively when adopted.

     Due to the complexity of these rules and the proposed form of the Treasury regulations it is particularly important that potential investors consult their own tax advisors regarding the tax treatment of their acquisition, ownership and disposition of the FASIT regular securities.

Discount and Premium

     A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and certain grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. In very general terms, (1) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues, regardless of the beneficial owner's regular method of accounting, using a constant yield method; (2) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the security, or upon a sale of a security; and (3) if a beneficial owner so elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

     Original Issue Discount. In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the closing date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that provides for or may provide for accruals of interest is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first payment date over the interest that accrues for the period from the closing date to the first payment date. The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities.

     Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity of the security multiplied by its weighted average life. The weighted average life of a security is computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying (1) the number of complete years, rounding down for partial years, from the closing date until the date on which each distribution is expected to be made under the assumption that the auto loans prepay at the rate specified in the related prospectus supplement, the prepayment assumption, by (2) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security's stated redemption price at maturity. Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

     Section 1272(a)(6) of the Code contains special original issue discount rules applicable to prepayable securities. Under these rules, described in greater detail below, (a) the amount and rate of accrual of original issue discount on each series of securities will be based on (1) a prepayment assumption as described below, and (2) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the closing date, and (b) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

     Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The lenders anticipate that the prepayment assumption for each series of securities will be consistent with this standard. The lenders make no representation, however, that the auto loans for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

     Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." Original issue discount calculations must be based on accrual periods of no longer than one year either (1) beginning on a payment date, or, in the case of the first period, the Closing date, and ending on the day before the next payment date or
(2) beginning on the next day following a payment date and ending on the next payment date.

     Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (a) the sum of (1) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (2) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity, over (b) the adjusted issue price of the security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (1) the yield to maturity of the security, calculated as of the closing date, giving effect to the prepayment assumption,
(2) events, including actual prepayments, that have occurred prior to the end of the accrual period, (3) the prepayment assumption, and (4) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the closing date over the entire life of the security. The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to the security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

     In the case of grantor trust strip securities as described in the related prospectus supplement, and certain FASIT securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of negative amounts. The legislative history to section 1272(a)(6) indicates that negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

     A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to the security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

     Market Discount. A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. For securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either (1) under a constant yield method or
(2) in proportion to
remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

     Regardless of the above rules, market discount on a security will be considered to be zero if the discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

     Premium. A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased the security, a premium security, at a premium. A purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat the premium as "amortizable bond premium." If a beneficial owner makes an election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a payment date will be reduced by the portion of the premium allocable to that period based on the premium security's yield to maturity. The premium amortization should be made using constant yield principles. If an election is made by the beneficial owner, the election will also apply to all fully taxable bonds, the interest on which is not excludible from gross income, held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If an election is not made, (1) a beneficial owner must include the full amount of each interest payment in income as it accrues, and (2) the premium must be allocated to the principal distributions on the premium security and when each distribution is received a loss equal to the premium allocated to the distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the premium security.

     Special Election. A beneficial owner may elect to include in gross income all "interest" that accrues on the security by using a constant yield method. For purposes of the election, the term interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding and Information Reporting

     Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of the distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

     The IRS recently issued Withholding Regulations, which make certain modifications to withholding, backup withholding and information reporting rules. The Withholding Regulations attempt to unify certification requirements and modify certain reliance standards. The Withholding Regulations will generally be effective for payments made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the Withholding Regulations.

Foreign Investors

     The Withholding Regulations. The withholding regulations would require, in the case of securities held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide information, including a United States taxpayer identification number. See "Backup Withholding" above. A look-through rule would apply in the case of tiered partnerships. In addition, the Withholding Regulations may require that a foreign beneficial owner, including, in the case of a foreign partnership, the partners thereof, obtain a United States taxpayer identification number and make certain certifications if the foreign beneficial owner wishes to claim exemption from, or a reduced rate of, withholding under an income tax treaty. Non-U.S. persons should consult their own tax advisors regarding the application to them of the withholding regulations.

     Grantor Trust Securities, Debt Securities, and FASIT Regular Securities. Distributions made on a grantor trust security, debt security or a FASIT regular security to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. The term U.S. person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security, (b) the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner, and (c) the last U.S. person in the chain of payment to the beneficial owner receives a statement from a beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner of a FASIT regular security that also owns 10% or more of the FASIT ownership securities of any FASIT trust, or to a beneficial owner that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

     High-Yield FASIT Regular Securities. High-yield FASIT regular securities may not be sold to or beneficially owned by non-U.S. persons. Any purported transfer will be null and void and, upon the trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of a high-yield FASIT regular securities will be restored to ownership thereof as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to a high-yield FASIT regular securities for federal income tax purposes. The trust documents will provide that, as a condition to transfer of a high-yield FASIT regular security, the proposed transferee must furnish an affidavit as to its status as a U.S. person and otherwise as a permitted transferee.

     Partnership Interests. Depending upon the particular terms of the trust documents, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the trust is considered to be engaged in a trade or business in the United States for such purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business.

                            State Tax Considerations

     In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA Considerations

General

     Provisions of ERISA and of the Internal Revenue Code prohibit a pension, profit sharing or other employee benefit plan and other individual retirement arrangements from engaging in transactions involving plan assets with persons that are parties in interest under ERISA or disqualified persons under the Code with respect to the plan. However, if a statutory or administrative exemption applies to the transaction, plans may engage in these transactions. ERISA and the Code also prohibit generally actions involving conflicts of interest by fiduciaries of plans or arrangements. Persons who violate these prohibited transaction rules may incur excise tax and other liabilities under ERISA and the Code. In addition, investments by plans are subject to ERISA's general fiduciary requirements, including ERISA's investment prudence and diversification requirements and the requirement that a plan make its investments in accordance with its governing documents. Employee benefit plans that are governmental plans and church plans under ERISA, are not subject to ERISA requirements. Accordingly, these plans may invest in securities without regard to the ERISA considerations discussed below. Any plan, which is qualified and exempt from taxation under section 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules detailed in section 503 of the Code.

     Transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a plan, including an individual retirement arrangement, that purchased securities. In the absence of an exemption, the purchase, sale or holding of a security by a plan, including an individual retirement arrangement, might result in prohibited transactions. This may result in excise taxes and civil penalties being imposed.

ERISA Considerations regarding Securities which are Certificates

     The Department of Labor has issued to various underwriters individual prohibited transaction exemptions which generally exempt transactions meeting the department's requirements from:

     a) the application of the prohibited transaction provisions of section 406(a), section 406(b)(1), section 406(b)(2) and section 407(a) of ERISA, and

     b) excise taxes imposed under sections 4975(a) and (b) of the Code.

     These exempted transactions deal with the initial purchase, holding and the subsequent resale by plans of certificates in pass-through trusts which hold:

     o    secured receivables,

     o    secured loans, and

     o    other secured obligations.

These underwriter exemptions will only be available for securities that are certificates.

     Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

     o the plan must acquire the certificates on terms, including the certificate's price, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

     o the certificates must not be subordinated to the trust's other certificates;

     o when the plan acquires the certificates, the certificates must have a rating in one of the three highest generic rating categories from Standard & Poor's Rating Group, Moody's Investors Service, Duff & Phelps Credit Rating Co. or Fitch IBCA Inc.;

     o the trustee must not be an affiliate of any other member of the restricted group;

     o the sum of all payments made to and retained by the underwriters must not total more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the lenders and the servicer for assigning the loans to the trust must not total more than the fair market value of the loans; the sum of all payments made to and retained by the servicer must not total more than reasonable compensation and expense reimbursement for its services;

     o the plan must be an accredited investor as defined in Regulation D of the commission under the Securities Act; and

     o in the event that all of the auto loans to be held by the trust have not been transferred to the trust on the closing date, additional auto loans having an aggregate value equal to no more than 25% of the certificate's total principal amount may be transferred to the trust under a pre-funding feature, within 90 days or 3 months following the closing date.

     The  trust must also meet the following requirements:

     o the trust property must consist solely of assets of the type that have been included in other investment pools;

     o certificates in the other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's Rating Group, Moody's Investors Service, Fitch IBCA Inc. or Duff & Phelps Credit Rating Co. for at least one year prior to the date the plan acquired the certificates; and

     o investors other than plans must have purchased certificates evidencing interests in the other investment pools for at least one year prior to the date the plan acquired the certificates.

     Moreover, the underwriter exemptions provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when the plan fiduciary causes a plan to acquire certificates in a trust in which the fiduciary -- or its affiliate -- is a borrower on the auto loans held in the trust; provided that, among other requirements:

     o when a plan acquires an initial issuance of certificates, at least fifty percent of each class in which a plan has invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the restricted group;

     o the fiduciary -- or its affiliate -- is a borrower with respect to five percent or less of the fair market value of the obligations contained in the trust;

     o when the plan acquires the certificates the plan's investment in any class does not exceed twenty-five percent of all of the certificates of that class; and

     o immediately after the plan acquires the certificates, no more than twenty-five percent of the plan's assets for which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The underwriter exemptions do not apply to plans sponsored by a member of the restricted group, which is the lenders, the servicer, the underwriters, the trustee, any borrower with respect to auto loans included in the trust property constituting more than five percent of the aggregate unamortized principal balance of the trust estate's assets, or any affiliate of these parties.

ERISA Considerations regarding Securities which are Notes

     The underwriter exemptions will not be available for securities that are notes. Under the plan assets regulation issued by the Department of Labor, the trust's assets would be treated as a plan's assets for the purposes of ERISA and the Code only if the plan acquired an equity interest in the trust and none of the exceptions contained in the plan assets regulation were applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which:

     o    is treated as indebtedness under applicable local law, and

     o    which has no substantial equity features.

     If the notes are treated as having substantial equity features, the purchase, holding and resale of the notes could result in a transaction that is prohibited under ERISA or the Code. If the notes are treated as indebtedness without substantial equity features, the trust's property would not be deemed assets of a plan. In that case, the acquisition or holding of the notes by or on behalf of a plan could still result in a prohibited transaction, if the acquisition or holding of notes by or on behalf of a plan were deemed to be a prohibited loan to a party in interest with respect to the plan. Exemptions from these prohibited transaction rules could apply to a plan's purchase and its holding of notes, depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are:

o PTCE 84-14, regarding transactions effected by qualified professional asset managers;

o PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts;

o PTCE 91-38, regarding transactions entered into by bank collective investment funds;

o PTCE 95-60, regarding transactions entered into by insurance company general accounts; and

o    PTCE 96-23, regarding transactions effected by in-house asset managers.

     Each purchaser and each transferee of a note that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant that its purchase and holding of the note will be covered by one of the exemptions listed above or by another Department of Labor class exemption.

Consultation With Counsel

     The prospectus supplement will provide further information that plans should consider before purchasing the securities. A plan fiduciary considering the purchase of securities may wish to consult its tax or legal advisors regarding:

     o    whether the trust's property would be considered plan assets,

     o the possibility of exemptive relief from the prohibited transaction rules; and

     o    other ERISA issues and their potential consequences.

     In addition, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, investing in the securities is appropriate for the plan, taking into account the plan's overall investment policy and the composition of the plan's investment portfolio. The sale of securities to a plan is in no respect a representation by us or by the underwriters that this investment meets all relevant requirements regarding investments by plans generally, by any particular plan or that this investment is appropriate for plans generally or any particular plan.

     In John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the United States Supreme Court ruled that assets held in an insurance company's general account may be deemed to be plan assets for ERISA purposes under certain circumstances.

                             Methods of Distribution

     The trusts will offer the securities in series through one or more of the methods described below. The prospectus supplement will describe the offering method and will state the public offering or purchase price and the net proceeds to the bank from the sale.

     The securities will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of securities may be made through a combination of two or more of these methods. The methods are as follows:

     o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     o by placements by the company with institutional investors through dealers;

     o    by direct placements by the company with institutional investors; and

     o    by competitive bid.

     In addition, securities may be offered in whole or in part in exchange for the auto loans -- and other assets, if applicable -- that would comprise the trust property.

     If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The securities will be described on the cover of the prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the securities, underwriters may receive compensation from the bank or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The prospectus supplement will describe any compensation paid by the bank or its affiliates.

     It is anticipated that the underwriting agreement pertaining to the sale of securities will provide that:

     o the obligations of the underwriters will be subject to conditions precedent;

     o the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o in limited circumstances, the bank will indemnify the several underwriters and the underwriters will indemnify the bank against certain civil liabilities, including liabilities under the Securities Act of 1933 or will contribute to payments required to be made.

     The prospectus supplement for any securities offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the bank or its affiliates and purchasers of securities.

     Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  Legal Matters

     Legal matters relating to these securities will be passed upon by counsel specified in the prospectus supplement for the series of securities.

                                     Annex I

             Clearance, Settlement and Tax Documentation Procedures

     Except in limited circumstances, the securities will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Clearstream, Luxembourg or Euroclear. The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream, Luxembourg and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

     Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear and as DTC participants.

     Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

     Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

     Trading between Clearstream, Luxembourg or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC, Seller and Clearstream, Luxembourg or Euroclear Participants. When securities are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant's account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the securities are credited to their account one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement.

Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant's account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream, Luxembourg participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

o borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream, Luxembourg or Euroclear accounts in accordance with the clearing system's customary procedures;

o borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

          (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

          (2) the beneficial owner takes one of the steps described below to obtain an exemption or reduced tax rate.

     The IRS recently issued Withholding Regulations, which make certain modifications to withholding, backup withholding and information reporting rules. The Withholding Regulations attempt to unify certification requirements and modify certain reliance standards. The Withholding Regulations will generally be effective for payments made after December 31, 2000. Taxpayers should begin compliance with the Withholding Regulations immediately, although the existing rules will remain in effect until the Withholding Regulations take effect.

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the Withholding Regulations. Prospective investors are urged to consult their own tax advisors for specific advice regarding their holding and disposing of the securities.

o Exemption for Non-U.S. Persons. Under the existing rules, beneficial owners of global securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8, Certificate of Foreign Status. Under the Withholding Regulations, a Non-U.S. Person may claim beneficial owner status by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United

     States Tax Withholding). The old Form W-8 is valid until the earlier of (i) three years beginning on the date that the form is signed, or (ii) December 31, 2000. The new Form W-8BEN is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8 or Form W-8BEN changes, a new Form W-8 or Form W-8BEN must be filed within 30 days of the change.

o Exemption for Non-U.S. Persons with effectively connected income. Under existing rules, a Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224, Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States. Under the Withholding Regulations, a Non-U.S. Person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States). The old Form 4224 is valid until the earlier of (i) one year beginning on the date that the form is signed, or (ii) December 31, 2000. The new Form W-8ECI is valid for a period of three years beginning on the date that the form is signed.

o Exemption or reduced rate for non-U.S. Persons resident in treaty countries. Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001, Ownership, Exemption or Reduced Rate Certificate. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Under the Withholding Regulations, a Non-U.S. Person may claim treaty benefits by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). The old Form 1001 is valid until the earlier of (i) three years beginning on the date that the form is signed, or (ii) December 31, 2000. The new Form W-8BEN is valid for a period of three years beginning on the date that the form is signed.

o Exemption for U.S. Persons. U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9, Payer's Request for Taxpayer Identification Number and Certification.

o U.S. Federal Income Tax Reporting Procedure. Under the existing rules, the owner of a global security or his agent files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. The Withholding Regulations revise the procedures that withholding agents and payees must follow to comply with, or to establish an exemption from, withholding for payments made after December 31, 2000. Each foreign holder of securities should consult its own tax advisor regarding compliance with these procedures under the Withholding Regulations.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity, taxable as such for federal income tax purposes, organized in or under the laws of the United States or any state thereof (including the District of Columbia), (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income, or
(iv) a trust other than a "foreign trust" as defined in Section 7701(a)(31) of the Internal Revenue Code of 1986, as amended. The term "Non-U.S. Person" means any person who is not a U.S. Person.

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the notes being offered hereunder other than underwriting discounts and commissions.

                  Registration Fee                                  $264.00
                  Printing and Engraving Expenses                   $  *
                  Indenture Trustee's Fees                          $  *
                  Legal Fees and Expenses                           $  *
                  Blue Sky Fees and Expenses                        $  *
                  Accountants' Fees and Expenses                    $  *
                  Rating Agency Fees                                $  *
                  Miscellaneous Fees                                $  *
                  Total                                             $  *

*  To be paid.

Item 15. Indemnification of Directors, Officers, Employees and Agents.

     12 C.F.R. 545.121 of the rules and regulations of the OTS prescribe the conditions under which indemnification may be obtained by a present or former director, officer or employee of the Bank against whom an action has been brought or is threatened, for any amount for which that person is liable under a judgment and for reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by that person defending or settling such action.

     Subject to prior OTS review, the OTS rules and regulations require the Bank to indemnify the director, officer or employee if (a) a final judgment on the merits is in his favor, or (b) in the case of (i) settlement, (ii) final judgment against him or (iii) final judgment in his favor, other than on the merits, if a majority of the disinterested directors of the Bank determines that he was acting in good faith within the scope of his employment or authority as he could reasonably have perceived it under the circumstances, and for a purpose he could reasonably have believed under the circumstances was in the best interests of the Bank or its shareholders.

     The officers and directors of the Bank are covered by directors' and officers' insurance insuring them against any liability they may incur in their capacities as such, subject to 12 C.F.R. 545.121 of the rules and regulations of the OTS.

     Pursuant to agreements which the registrant may enter into with underwriters or agents (forms of which will be included as exhibits to this registration statement), officers and directors of the registrant, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"), arising from information which has been or will be furnished to the registrant by such underwriters or agents that appear in the registration statement or any prospectus.

Items 16. Exhibits And Financial Statements.

        (a)     Exhibits

                1.1*    Form of Underwriting Agreement.

                3.1*    Charter of Chevy Chase Bank, F.S.B.

                3.2*    Bylaws of Chevy Chase Bank, F.S.B.

                4.1* Form of Indenture between the Trust and the Indenture Trustee.

                4.2* Form of Indenture between the Registrant and the Indenture Trustee.

                4.3*    Form of Pooling and Servicing Agreement.

                4.4*    Form of Trust Agreement.

                5.1** Opinion of Dewey Ballantine LLP with respect to legality.

                8.1**   Opinion of Dewey Ballantine LLP as to tax matters.

                10.1*   Form of Bond Insurance Policy.

                23.1    Consent of Dewey Ballantine LLP (included in Exhibits
                        5.1 and 8.1).

                24.1    Power of Attorney (included on page II-4 hereof).

                99.1**  Form of Prospectus Supplement - Notes.

                99.2**  Form of Prospectus Supplement - Certificates.

                * Incorporated by reference to Registration Statement No. 333-21707.

                **      Filed herewith.

     (b) All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Item 17. Undertakings.

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided that paragraph (a)(i) and (a)(ii) do not apply if such information is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the "Commission") by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the financial adjudication of such issue.

     (e) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

     (f) The undersigned registrant hereby undertake that, for purposes of determining any liability under the Act, each filing of the registrant's annual reports pursuant to section 13(a) or section 15(d) of the Exchange Act ) that is incorporated by reference in the registration statement shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (g)(i) That, for purposes of determining any liability under Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (ii) That for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act (the "TIA") in accordance with the rules and regulations prescribed by the Commission under
Section 305(b) (2) of the TIA.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chevy Chase, State of Maryland, on April 28, 2000.

     The registrant reasonably believes that the security rating requirement pursuant to Transaction Requirement B.5 will be met by the time of sale.







                                       By:  /s/ B. Francis Saul
                                           -------------------------------------
                                       Name:    B. Francis Saul, II
                                       Title:   Chairman of the Board
                                                (Principal Executive Officer)




     Each person whose signature appears below constitutes and appoints Stephen
R. Halpin, Jr. and Joel A. Friedman, each of them, as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-3 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated below.


SIGNATURE                                           TITLE                                    DATE
---------                                           -----                                    ----



By:  /s/ Alexander R.M. Boyle                       Vice Chairman of the Board               May 3, 2000
    -------------------------------
         Alexander R.M. Boyle


By:  /s/ Vincent C. Burke                          Director                                 May 3, 2000
    -------------------------------
         Vincent C. Burke, Jr.



By:
   --------------------------------                 Director
         Donald G. Conrad



By:  /s/ Gavin M. Farr
    -------------------------------                 Director                                 May 3, 2000
         Gavin Malloy Farr



By:  /s/ Joel A. Friedman                           Senior Vice President and                May 3, 2000
    -------------------------------                   Controller (Principal
         Joel A. Friedman                               Accounting Officer)
         Attorney-in-Fact


By:  /s/  Jack S. Griswold
    -------------------------------                 Director                                 May 3, 2000
          Jack S. Griswold



By:
   --------------------------------                 Director
         Gilbert M. Grosvenor



By:  /s/ Stephen R. Halpin                            Executive Vice President               May 3, 2000
    -------------------------------                 (Principal Financial Officer)
         Stephen R. Halpin, Jr.
         Attorney-in-Fact



By:  /s/ Penne Percy Korth
    -------------------------------                 Director                               May 3, 2000
         Penne Percy Korth



By:                                                 Director
    -------------------------------
      Lasalle D. Leffall, Jr., M.D.



By:  /s/ William F. McSweeny
   --------------------------------                 Director                               May 3, 2000
         William F. McSweeny



By:                                                 Director
    -------------------------------
         Garland P. Moore, Jr.



By:                                                 Director
    -------------------------------
     George M. Rogers, Jr., Esq.



By:  /s/ B. Francis Saul                            Chairman of the Board                 May 3, 2000
    -------------------------------                    (Principal Executive Officer)
         B. Francis Saul II



By:  /s/ B. F. Saul III                             Director                              May 3, 2000
    -------------------------------
         B. Francis Saul III



By:                                                 Director
    -------------------------------
      Leonard L. Silverstein, Esq.



By:
    -------------------------------                 Director
         John R. Whitmore

                                  EXHIBIT INDEX

Exhibit                                                                     Page

1.1*     Form of Underwriting Agreement.........................................
3.1*     Charter of Chevy Chase Bank, F.S.B.....................................
3.2*     Bylaws of Chevy Chase Bank, F.S.B......................................
4.1*     Form of Indenture between the Trust and the Indenture Trustee..........
4.2*     Form of Indenture between the Registrant and the Indenture Trustee.....
4.3*     Form of Pooling and Servicing Agreement................................
4.4*     Form of Trust Agreement................................................
5.1**    Opinion of Dewey Ballantine LLP with respect to legality...............
8.1**    Opinion of Dewey Ballantine LLP as to tax matters......................
10.1*    Form of Bond Insurance Policy..........................................
23.1     Consent of Dewey Ballantine LLP (included in Exhibits 5.1 and 8.1).....
24.1     Power of Attorney (included on page II-4 hereof).......................
99.1**   Form of Prospectus Supplement - Notes..................................
99.2**   Form of Prospectus Supplement - Certificates...........................

         * Incorporated by reference to Registration Statement No. 333-21707.

         ** Filed herewith.